The information in this preliminary prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-130040

Subject to Completion
Preliminary Prospectus Supplement dated September 25, 2007

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated December 1, 2005)
$

ING Groep N.V.
     % ING Perpetual Hybrid Capital Securities

We are issuing $     aggregate principal amount of     % ING Perpetual Hybrid Capital Securities (which we refer to in this prospectus supplement as the “Securities”), pursuant to a subordinated indenture between us and The Bank of New York, as trustee.

We will pay interest on the Securities quarterly on January 15, April 15, July 15 and October 15 of each year beginning January 15, 2008, unless our obligation to pay some or all of the interest otherwise payable is deferred.

We may elect to defer some or all of the interest otherwise payable on an interest payment date and are required to do so if a Required Deferral Condition exists, as more fully described herein. Interest that we elect to defer will earn interest at the rate of     % per annum from and including the interest payment date on which the interest would have otherwise been payable, except that interest will not accrue on deferred interest for any period during which a Required Deferral Condition exists. On our Winding Up, you will have no claim for any unpaid deferred interest that we were required to defer or any interest thereon.

You will receive interest payments on your Securities only in cash. We will only pay deferred interest and any interest thereon with the proceeds from the issuance of Payment Securities.

The Securities are perpetual securities that have no fixed maturity or redemption date. However, at our option, subject to the approval of the Dutch Central Bank if that approval is required, we may redeem the Securities in whole, but not in part, on October 15, 2012 or any interest payment date thereafter or, prior to October 15, 2012, in whole, but not in part, on any business day upon the occurrence of certain tax and regulatory events as described herein, in each case at a redemption price equal to the aggregate principal amount of the Securities plus accrued and unpaid interest thereon (including any deferred interest and interest thereon, if any) to the redemption date.

We will apply to list the Securities on the New York Stock Exchange under the symbol “          ”. Trading of the Securities on the New York Stock Exchange is expected to begin within 30 days after the initial delivery thereof.

For a discussion of the risks that you should consider before purchasing the Securities, see “Risk Factors” beginning on page S-11 of this prospectus supplement. For the definition of certain terms, see “Description of the ING Perpetual Hybrid Capital Securities—Certain Defined Terms” beginning on page S-24 of this prospectus supplement.

Proceeds to
	Price to		Underwriting		ING
	Public (1)		Discount (2)		Groep N.V. (3)

Per ING Perpetual Hybrid Capital Security		%		%		%
Total

(1)	Plus accrued interest, if any, from October , 2007.

(2)	For sales to certain institutions, we will pay the underwriters compensation of % per ING Perpetual Hybrid Capital Security. In that event, the proceeds to ING Groep N.V. will be higher than those stated in the table above.

(3)	Before deducting expenses.

The underwriters will have the option to purchase up to an additional $      in principal amount of the Securities to cover overallotments, if any, at the offering price less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters will deliver the Securities in book-entry form only through the facilities of The Depository Trust Company on or about October   , 2007. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme, Luxembourg (“Clearstream Banking”) and Euroclear Bank S.A./N.V. (“Euroclear”).

Citi	ING Financial Markets	Wachovia Securities

Merrill Lynch & Co.	Morgan Stanley	UBS Investment Bank

Banc of America Securities LLC	RBC Capital Markets

ABN AMRO Incorporated	A.G. Edwards JPMorgan	Lehman Brothers

The date of this prospectus supplement is September   , 2007.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we previously filed with the Securities and Exchange Commission, which we sometimes refer to as the SEC, and incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. The offer or sale of the Securities may be restricted by law in certain jurisdictions, and you should inform yourself about, and observe, any such restrictions.

SUMMARY OF THE OFFERING

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information that may be important to you. You should read the entire accompanying prospectus and this prospectus supplement, including the financial statements and related notes incorporated by reference herein, before making an investment decision. Terms which are defined elsewhere herein, including under “Description of the ING Perpetual Hybrid Capital Securities—Certain Defined Terms”, or in the accompanying prospectus, have the same meaning when used herein.

Issuer	ING Groep N.V., Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, telephone: 011-31-20-541-54-11.

Trustee	The Bank of New York, 101 Barclay Street, New York, New York 10286.

Securities Offered	% ING Perpetual Hybrid Capital Securities, in an aggregate principal amount of $ (assuming no exercise of the underwriters’ overallotment option).

The Securities are perpetual securities and have no fixed maturity date or redemption date, but are subject to redemption at our option as described below.

The Securities will be issued under our subordinated indenture, as supplemented by a seventh supplemental indenture, between us and The Bank of New York, as trustee, which collectively we refer to as the Indenture. The Securities will constitute a series of our subordinated debt securities as described in this prospectus supplement and the accompanying prospectus.

Interest	The Securities will bear interest at the rate of % per annum from and including the date of issue. We refer to each period from and including an interest payment date to (but excluding) the subsequent interest payment date as an Interest Period.

Interest Payment Dates	Subject to our right to defer interest payments as described below, accrued and unpaid interest on the Securities for each Interest Period will be payable on the interest payment date immediately following that Interest Period.

The interest payment dates will be January 15, April 15, July 15 and October 15 of each year beginning January 15, 2008. If any such interest payment date is not a business day, interest otherwise payable on that date shall be payable on the next following day that is a business day and no additional interest, penalty or other amount shall be due or payable by us in respect of that delay.

Regular Record Dates	The regular record dates for each interest payment date will be January 1, April 1, July 1 and October 1, respectively, whether or not a business day.

Subordination	The Securities are our direct, unsecured, subordinated obligations and will rank pari passu without any preference among themselves.

Until all Outstanding Parity Instruments (as such term is defined in this prospectus supplement under “Description of the ING Perpetual Hybrid Capital Securities—Certain Defined Terms”) have been redeemed or discharged in full, the rights and claims of the holders of the Securities will be subordinated to the claims of Senior Creditors, will rank pari passu with the claims of holders of Parity Securities (including our most senior preference shares outstanding at any time) and creditors under Parity Guarantees and will rank senior to the claims of holders of Junior Securities and creditors under Junior Guarantees (in each case, as such terms are defined in this prospectus supplement under “Description of the ING Perpetual Hybrid Capital Securities—Certain Defined Terms”).

Once all Outstanding Parity Instruments have been redeemed or discharged in full, the Securities will be subordinated to the claims of Senior Creditors and holders of Senior Preference Shares (which will include all classes of our preference shares, except for the most junior class of our preference shares provided for at any relevant time under our Articles of Association), will rank pari passu with the claims of holders of Parity Securities and creditors under Parity Guarantees, and will rank senior to holders of our ordinary shares and any other security or guarantee we issue that is expressly stated to rank, or effectively ranks, junior to the Securities.

Interest payable on the Securities is non-cumulative in certain circumstances and we are permitted to defer interest payments indefinitely. Upon our Winding Up, holders of the Securities will be deemed to have waived their right to payment of mandatorily deferred interest. As a result of these and other characteristics, holders of the Securities may receive a smaller amount of any distributions or payments we make, whether in liquidation or otherwise, than do holders of other securities that rank pari passu with the Securities.

Optional Deferral of Interest	Subject to the payment restrictions described below, we may defer all or part of any accrued interest otherwise due on an interest payment date by giving a notice to the trustee (who shall in turn notify the holders of the Securities) not less than 16 business days prior to the interest payment date on which that accrued interest or part thereof would otherwise have been due and payable. Any interest or part thereof that we have deferred as described above shall bear interest at the rate of % per annum from and including the interest payment date on which that interest or part thereof would otherwise have been due and payable to but excluding the date on which that interest or part thereof and accrued and unpaid interest thereon have been paid in full, except that interest shall not accrue on any such deferred interest payment or part thereof for any period during which a condition exists that requires us to defer interest as described below.

Mandatory Deferral of Interest	We are required to defer interest payments if we are not (or would not be, if an interest payment were made) able to pay our debts to Senior Creditors, if our liabilities to Senior Creditors exceed our assets (in each case, on a non-consolidated basis) or certain regulatory or similar events have occurred and continue to exist as described in this prospectus supplement under “Description of the ING Perpetual Hybrid Capital Securities—Deferral of Interest—Mandatory Deferral of Interest”. We refer to any such condition as a Required Deferral Condition.

Subject to the payment restrictions described below, if, on the 20th business day preceding the interest payment date on which accrued interest or part thereof would otherwise be due, a Required

Deferral Condition exists, then we will be required to defer that accrued interest or part thereof to the extent necessary by giving notice to the trustee (who shall in turn notify the holders of the Securities) not less than 16 business days prior to the interest payment date on which that accrued interest or part thereof would otherwise have been due and payable.

Any interest or part thereof that we have mandatorily deferred as described above will not bear interest prior to the Accruing Interest Date for that interest. The Accruing Interest Date for any interest that has been mandatorily deferred as described above will be the next succeeding interest payment date with respect to which we determine, on the 20th business day preceding that interest payment date, that no Required Deferral Condition exists. From and including the Accruing Interest Date for any mandatorily deferred interest, that interest will bear interest at the rate of % per annum to but excluding the date on which that deferred interest and accrued and unpaid interest thereon shall have been paid in full, provided that interest shall not accrue on any such deferred interest payment or part thereof for any period during which a Required Deferral Condition exists.

We will provide a notice of the Accruing Interest Date, if any, with respect to interest that has been mandatorily deferred as described above to the trustee (who shall in turn notify the holders of the Securities) not less than 16 business days prior to the Accruing Interest Date.

Upon any return of our assets due to our liquidation (upon dissolution or otherwise) or bankruptcy, which we refer to as a Winding Up, holders of the Securities will be deemed to have waived the right to receive any accrued and unpaid deferred interest that shall have been mandatorily deferred as described above. We will have no obligation at any time to pay such mandatorily deferred interest.

Payments of Deferred Interest	Subject to the mandatory payment provisions and other conditions described below, with the approval of the Dutch Central Bank if that approval is required, we may pay deferred interest or any part thereof and any accrued and unpaid interest thereon on any business day we select for that payment upon delivery of a notice regarding that payment to the trustee not less than 16 business days prior to that date.

Our ability to pay any deferred interest is subject to the conditions that we also pay the accrued and unpaid interest thereon and that, on the 20th business day before the date we select to make the payment:

(a) we are Solvent (as such term is defined in this prospectus supplement under “Description of the ING Perpetual Hybrid Capital Securities—Certain Defined Terms”),

(b) we would be Solvent following the payment of the deferred interest and any accrued and unpaid interest thereon, and

(c)        the deferred interest and any accrued and unpaid interest thereon is funded with the proceeds of the issuance by us of securities that rank pari passu with or junior to the Securities (and are eligible as Tier 1 capital under applicable capital adequacy guidelines, if any), which we refer to as Payment Securities.

Dividend Stopper	Unless we have paid in full the accrued and unpaid interest on the Securities in respect of each of the immediately preceding four consecutive Interest Periods (or if four Interest Periods have not occurred since the issue date, since the Securities were issued), we will not recommend to our shareholders, and to the fullest extent permitted by applicable law will otherwise act to prevent, any action that would constitute a Mandatory Payment Event or a Mandatory Partial Payment Event (as described below).

Mandatory Payments	A Mandatory Payment Event occurs when:

(a) we declare, pay or distribute a dividend or make a payment (other than a dividend in the form of ordinary shares) on any Junior Securities or make any payment on a Junior Guarantee; or

(b)        any of our subsidiaries (including any unincorporated entity in which we hold a majority interest) declares, pays or distributes a dividend on any security issued by it benefitting from a Junior Guarantee or makes a payment (other than a dividend in the form of ordinary shares) on any security issued by it benefitting from a Junior Guarantee; or

(c)        we or any of our subsidiaries redeems, purchases or otherwise acquires any Junior Securities, any Parity Securities or any securities issued by any subsidiary benefitting from a Junior Guarantee or Parity Guarantee, subject to certain exceptions and as further described in this prospectus supplement under “Description of the ING Perpetual Hybrid Capital Securities—Mandatory Interest Payment”.

A Mandatory Partial Payment Event occurs when:

(a) we declare, pay or distribute a dividend or make a payment on any Parity Securities or make any payment on a Parity Guarantee; or

(b)        any of our subsidiaries declares, pays or distributes a dividend on any security issued by it benefitting from a Parity Guarantee or makes a payment (other than a dividend of ordinary shares) on any security issued by it benefitting from a Parity Guarantee, subject to certain exceptions and as further described in this prospectus supplement under “Description of the ING Perpetual Hybrid Capital Securities—Mandatory Interest Payment”.

If a Mandatory Payment Event occurs then, except as described in the next paragraph, the accrued and unpaid interest payable on the Securities on each of the immediately succeeding four consecutive interest payment dates will be mandatorily due and payable in full on those interest payment dates, notwithstanding that we have given notice that we are deferring that accrued and unpaid interest or the occurrence or continuance of any Required Deferral Condition (other than a Required Deferral Condition that occurs after the occurrence of the relevant Mandatory Payment Event, in which case accrued and unpaid interest shall not be due and payable). We are not required to pay any deferred interest as a result of a Mandatory Payment Event.

If the Mandatory Payment Event is a payment on a Junior Security or on a Junior Guarantee or on a security benefitting from a Junior Guarantee which in each case is in respect of a semi-annual dividend, distribution or interest payment, then the accrued and unpaid interest on the Securities payable on only the immediately succeeding two interest payment dates (instead of the immediately succeeding four interest payment dates) will be mandatorily due and payable in full on those interest payment dates notwithstanding that we have given notice that we are deferring that interest payment or the occurrence or continuance of any Required Deferral Condition (other than a Required Deferral Condition which occurs after the occurrence of the relevant Mandatory Payment Event, in which case accrued and unpaid interest shall not be due and payable).

If a Mandatory Partial Payment Event occurs, then Mandatory Partial Payments (as such term is described in this prospectus supplement under “Description of the ING Perpetual Hybrid Capital Securities—Certain Defined Terms”) will be mandatorily due and payable in respect of the Securities on the immediately succeeding four consecutive interest payment dates if the Parity Securities pay dividends, distributions or interest on an annual basis, the immediately succeeding two consecutive interest payment dates if the Parity Securities pay dividends, distributions or interest on a semi-annual basis or the immediately succeeding interest payment date if the Parity Securities pay dividends, distributions or interest on a quarterly basis, in each case, notwithstanding that we have given notice that we are deferring that accrued and unpaid interest or the occurrence or continuance of any Required Deferral Condition (other than a Required Deferral Condition which occurs after the occurrence of the relevant Mandatory Partial Payment Event, in which case accrued and unpaid interest shall not be due and payable). We are not required to pay any deferred interest as a result of a Mandatory Partial Payment Event.

Alteration of Terms upon a Regulatory Deferral Event
A Regulatory Deferral Event occurs if we are subject to capital adequacy regulations and have been informed by the Dutch Central Bank that our capital adequacy ratio is less than the minimum capital adequacy requirement as applied and enforced by the Dutch Central Bank (or would be less than such requirement, after payment of any accrued interest on the Securities or on deferred interest). If any Regulatory Deferral Event has occurred and continues, the terms of the securities will be automatically altered, without any action by the holders, so that a Mandatory Payment Event or a Mandatory Partial Payment Event, as applicable, will be deemed to occur only if we declare, pay or distribute a dividend or make a payment (other than a dividend in the form of ordinary shares) on our ordinary shares or other instruments that are classified as equity under IFRS-EU.

Additional Amounts	We will pay additional amounts to you to gross up interest payments upon the imposition of Dutch withholding tax, subject to customary exceptions.

Redemption	With the approval of the Dutch Central Bank if that approval is required, we may redeem the Securities, in whole, but not in part, on October 15, 2012 or on any interest payment date thereafter, at their aggregate principal amount plus accrued and unpaid interest thereon (including any unpaid deferred interest and interest thereon, if any) to the redemption date. We refer to this amount as the Redemption Price.

Redemption for Tax Event	Prior to October 15, 2012, upon the occurrence of Tax Events described in this prospectus supplement under “Redemption on Certain Events—Redemption on Certain Tax Events”, we may redeem the Securities in whole, but not in part, at any time, at the Redemption Price. At any time, upon the occurrence of certain Tax Events, we will, in addition to any right to redeem the Securities, be able to convert or exchange the Securities for another series of securities having materially the same terms as the Securities and which are no less favorable to an investor than the Securities.

Redemption for Regulatory Call Event	Prior to October 15, 2012, if we become subject to capital adequacy regulations and if the Dutch Central Bank has determined that securities of the nature of the Securities can no longer qualify as Tier 1 capital for the purposes of such capital adequacy regulations, then we may redeem the Securities at any time in whole, but not in part, at the Redemption Price.

Book-entry System; Delivery; Form and Denominations
We will issue the Securities only in fully registered form, without coupons, in the form of beneficial interests in one or more global securities. The Securities will be issued only in denominations of US$25, and integral multiples thereof. We refer to each US$25 denomination as an ING Perpetual Hybrid Capital Security. We will issue the Securities as global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, which we refer to as DTC.

The Securities will be accepted for clearance by DTC. Beneficial interests in the global Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Owners of beneficial interests in the Securities will receive all payments relating to their Securities in U.S. dollars.

The Securities will not be issued in definitive form, except under certain limited circumstances described in this prospectus supplement under “Description of the ING Perpetual Hybrid Capital Securities—Book-entry System; Delivery and Form”.

Remedy for Non-payment	A Payment Default with respect to the Securities occurs if we fail to pay or set aside for payment the amount due to satisfy any payment on the Securities when due, and such failure continues for 14 days; however, the deferral of interest pursuant to the terms of the Securities is not a Payment Default.

If any Payment Default occurs and continues, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a bankruptcy proceeding in The Netherlands (but not elsewhere), but the trustee may not declare the principal amount of any outstanding ING Perpetual Hybrid Capital Security to be due and payable.

If we fail to make payment and one or more Required Deferral Conditions exist at the end of the 14-day period referred to above, such failure does not constitute a Payment Default, but instead constitutes a Payment Event. If a Payment Event occurs and continues, the trustee may institute a bankruptcy proceeding in The Netherlands (but not elsewhere), but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

Notwithstanding the foregoing, as a holder of the Securities, you have the absolute and unconditional right to institute suit for the enforcement of any payment when due and such right may not be impaired without your consent.

Listing; Trading	We will apply to list the Securities on the New York Stock Exchange under the symbol “ ”. Trading of the Securities on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the Securities.

Once listed, each ING Perpetual Hybrid Capital Security will trade as an individual unit at a trading price that will take into account the value, if any, of accrued but unpaid interest.

Governing Law	The Securities and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions will be governed by and construed in accordance with the laws of The Netherlands.

Use of Proceeds	We will use the net proceeds of the issue and sale of the Securities for general corporate purposes and to further strengthen our capital base.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table shows our ratio of earnings to combined fixed charges and preference dividends, computed in accordance with IFRS (as adopted by the European Union, which we refer to as IFRS-EU), for the six months ended June 30, 2007:

Six Months Ended
June 30, 2007
1.16

The following table shows our ratio of earnings to combined fixed charges and preference dividends, computed in accordance with IFRS-EU, for the fiscal years ended December 31, 2006 and 2005 and computed in accordance with Dutch GAAP, for the fiscal years ended December 31, 2004, 2003 and 2002:

Year Ended December 31,
2002	2003	2004	2005	2006

1.29	1.28	1.36	1.20	1.18

The ratio of earnings to combined fixed charges and preference dividends is calculated by dividing earnings by the sum of fixed charges and preference dividends. For this purpose, “earnings” means income from continuing operations before income tax and before minority interests in consolidated subsidiaries plus fixed charges and losses from investments accounted for under the equity method. “Fixed charges” means interest expense plus capitalized interest. “Preference dividends” means the amount necessary to pay stated dividends on all outstanding classes of our preference shares.

RISK FACTORS

Your investment in the Securities will involve a degree of risk, including those risks which are described in this section. You should carefully consider the following discussion of risks, as well as the risks set forth in our Annual Report on Form 20-F, before deciding whether an investment in the Securities is suitable for you.

We may defer interest payments on the Securities for any period of time.

We may elect, and under certain circumstances we may be required, to defer interest payments on the Securities for any period of time. Unless a Required Deferral Condition exists, deferred interest payments will bear interest for the full period of deferral. If a Required Deferral Condition exists, deferred interest payments will not bear interest. See “—During the existence of a Regulatory Deferral Event, the terms of the Securities will be automatically altered” and “Description of the ING Perpetual Hybrid Capital Securities—Deferral of Interest”.

We are under no obligation to pay deferred interest and our willingness and ability to pay deferred interest is dependent upon our ability to issue Payment Securities to fund the payment.

We may only pay deferred interest on the Securities and any interest thereon with the proceeds from the issue of Payment Securities. Our ability or willingness to issue Payment Securities is dependent upon a number of factors, including our financial condition, market conditions and the pricing and other terms on which we would be able to issue and sell Payment Securities. Should we decide not to pay deferred interest, you will not be able to compel such payment.

Even if we have deferred interest payments, in some circumstances we have no obligation to act to prevent Mandatory Payment Events or Mandatory Partial Payment Events, and upon any such Mandatory Payment Event or Mandatory Partial Payment Event, we will have no obligation to pay previously deferred interest payments.

Our obligation to act to prevent Mandatory Payment Events or Mandatory Partial Payment Events, such as making distributions or payments on Junior Securities, including our ordinary shares, or on Parity Securities, only applies if we have not made the immediately preceding four interest payments on the Securities. As a result, if we have made such payments, notwithstanding that we continue to defer earlier interest payments on the Securities, we may make distributions or payments on Junior Securities or Junior Guarantees or on Parity Securities or Parity Guarantees. Furthermore, should a Mandatory Payment Event or a Mandatory Partial Payment Event occur, we will have no obligation to pay any deferred interest, and will only be prevented from deferring a number of subsequent interest payments. As a result, we may in some circumstances pay dividends or make other payments on securities ranking junior to or pari passu with the Securities without incurring any obligation to make interest payments that we have previously deferred. This could result in an increased likelihood that we will defer interest payments, or decrease the amount of any distribution you would otherwise receive upon any Winding Up.

U.S. tax treatment for certain U.S. non-corporate investors will be adversely affected if proposed legislation in the U.S. Congress is enacted.

Subject to certain exceptions and limitations described in this prospectus supplement under “United States Taxation,” dividends received by certain non-corporate U.S. investors will be subject to taxation at a maximum rate of 15% if the dividends are “qualified dividends” and are received in tax years beginning before January 1, 2011. A legislative proposal recently introduced in the U.S. Congress would, if enacted, deny qualified dividend treatment in respect of interest payments on the Securities after the date of enactment. It is not possible to predict whether or in what form this proposal will be enacted into law.

During the existence of a Regulatory Deferral Event, the terms of the Securities will be automatically altered.

If a Regulatory Deferral Event occurs and is continuing, the terms of the Securities will automatically alter without any action by the holders. Following such alteration, our deferral rights will be unchanged except that we may elect, and under certain circumstances we may be required, to defer interest payments on the Securities for any period of time subject only to the requirement that we not declare, pay or distribute a dividend (other than a dividend of ordinary shares) or make other payments on our ordinary shares and/or instruments which are classified as equity under IFRS-EU. Unless a Required Deferral Condition exists, deferred interest payments will bear interest for the full period of deferral. If a Required Deferral Condition exists, deferred interest payments will not bear interest. See “Description of the ING Perpetual Hybrid Capital Securities—Alteration of Terms during continuance of a Regulatory Deferral Event”.

Upon the redemption of our Outstanding Parity Instruments, the Securities may be subordinated to several classes of our preference shares.

While the Outstanding Parity Instruments are outstanding, the Securities rank pari passu with our most senior preference shares outstanding at any time. Following the redemption of our Outstanding Parity Instruments, however, the Securities will rank junior to all classes of our preference shares, except the most junior class of preference share provided for at any relevant time under our Articles of Association (whether or not any such preference shares are outstanding). The issuance of such senior-ranking preference shares could increase the likelihood that we will be unable to make payments on the Securities or that deferral of interest payments will occur. We will be able to pay dividends and make other distributions on any other preference share ranking senior to the Securities while deferring interest payments on the Securities, and any recovery to which you would otherwise be entitled upon a Winding Up could be diminished to the extent that any such senior-ranking preference shares are outstanding.

The Securities are perpetual securities, and you will have no right to call for their redemption.

The Securities are perpetual securities and have no fixed maturity date or redemption date. We are under no obligation to redeem the Securities at any time and you will have no right to call for their redemption.

We may redeem the Securities at our option on or after October 15, 2012 or at any time if certain adverse tax or regulatory events occur.

Upon the occurrence of certain tax or regulatory events described more fully in this prospectus supplement under “Description of the ING Debt Securities—Redemption and Conversion”, the Securities will be redeemable at any time in whole, but not in part, at our option. We may also redeem the Securities at our option, in whole, but not in part, on or after October 15, 2012. Any redemption of the Securities will be subject to the conditions described under “Description of the ING Debt Securities—Redemption and Conversion”.

We are not prohibited from issuing further debt or other securities which may rank pari passu with or senior to the Securities.

Subject only to the conditions described in “Description of the ING Perpetual Hybrid Capital Securities—Subordination”, there is no restriction on the amount or type of instruments that we may issue that would rank senior to the Securities or on the amount or type of instruments that we may issue that would rank pari passu with the Securities. The issue of any such debt or securities may reduce the amount recoverable by you upon our Winding Up or may increase the likelihood of a deferral of interest payments on the Securities. In addition, following the redemption of our Outstanding Parity Instruments, the Securities will rank junior to all classes of our preference shares, unless the terms of such shares specifically provide that they rank pari passu with the Securities.

There are limitations on the remedies available to you and the trustee should we fail to pay amounts due on the Securities.

If a Payment Default occurs and continues regarding the Securities, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of sums due and unpaid or commencing a bankruptcy proceeding in The Netherlands (but not elsewhere). The trustee may not, however, declare the principal amount of any outstanding ING Perpetual Hybrid Capital Security to be due and payable.

Upon a Payment Event, however, the sole remedy available to you and the trustee for recovery of amounts owing in respect of any payment of principal or interest in respect of the Securities will be the institution of bankruptcy proceedings in The Netherlands. Although there is some doubt under Dutch law whether the trustee would be permitted to commence a bankruptcy proceeding in The Netherlands, in all cases any holder of the Securities with a due and payable claim would be permitted to commence such proceedings in accordance with Dutch bankruptcy law. See “Description of the ING Perpetual Hybrid Capital Securities—Defaults; Limitation of Remedies”.

In the event of our Winding Up, you will have no claim for deferred interest that has been mandatorily deferred and any accrued and unpaid interest thereon.

In the event that we undergo a Winding Up, you will not have any claim for any interest payments that were subject to mandatory deferral or any accrued and unpaid interest on such mandatorily deferred amounts. As a result, upon such a liquidation, any claims you may have to any of our residual assets would be reduced to the extent that any portion of such claim relates to payments that were subject to mandatory deferral.

You may not be entitled to receive U.S. dollars in a bankruptcy.

If any holder of the Securities is entitled to any recovery with respect to the Securities in any bankruptcy, the holder of the Securities might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in euro or any other lawful currency of The Netherlands. In addition, under current Dutch law, our liability to holders of the Securities would have to be converted into euro or any other lawful currency of The Netherlands at the date our bankruptcy is declared and holders of the Securities would be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to the bankruptcy proceedings, if any.

You will be deemed to have waived all rights of set-off.

Subject to applicable law, you may not exercise or claim any right of set-off in respect of any amount we owe you arising under or in connection with the Securities and you will be deemed to have waived all such rights of set-off. See “Description of the ING Perpetual Hybrid Capital Securities—Defaults; Limitation of Remedies”.

The Securities are a new issue of securities, and there is no assurance that a trading market will exist or that it will be liquid.

The Securities are a new issue of securities and have no established trading market. Although application will be made to list the Securities on the New York Stock Exchange, there can be no assurance that an active trading market will develop. Even if an active trading market does develop, no one, including the underwriters, is required to maintain its liquidity. The liquidity and the market prices for the Securities can be expected to vary with changes in market and economic conditions, our financial condition and prospects and other factors that generally influence the market prices of securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F and other reports and furnish information on Form 6-K with the SEC. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our filings with the SEC are also available through the SEC’s internet site at http://www.sec.gov, through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and on our website at http://www.ing.com. The contents of our website are not incorporated into, and do not form part of, this prospectus supplement. We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC covering the Securities. For further information on the Securities, you should review our registration statement and its exhibits.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with or furnish to them, which means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically be considered to update and supersede information in this prospectus supplement and information previously incorporated by reference herein.

We incorporate by reference the documents listed below, which we filed with or furnished to the SEC:

•	Our Current Report on Form 6-K filed on September 24, 2007;

•	Our Current Report on Form 6-K filed on June 4, 2007;

•	Our Current Report on Form 6-K filed on May 22, 2007, except for references therein to “Risk-Adjusted Return on Capital” (or “RAROC”), the table entitled “Recurring Operating Expenses” and any other non-GAAP financial measure, as such term is defined under Regulation G of the Securities Act; and

•	Our Annual Report on Form 20-F for the year ended December 31, 2006, filed on April 20, 2007.

We also incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference in this prospectus supplement, until we sell all of the Securities covered by this prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth ING Group’s consolidated capitalization in accordance with IFRS-EU at June 30, 2007, both actual and as adjusted to give effect to this offering (assuming no exercise of the underwriters’ overallotment option). You should read this table together with our consolidated financial statements and the other financial data incorporated by reference into this prospectus supplement.

	At June 30, 2007		As Adjusted
	EUR	USD (1)	EUR	USD (1)
	(In millions)

Short-term debt (2)	741,262	1,002,186	741,262	1,002,186

Long-term debt (2)	76,901	103,970	76,901	103,970
Subordinated loans (3)	6,673	9,022
Minority interests	2,109	2,851	2,109	2,851
Shareholders’ equity
‘A’ Preference shares (nominal value EUR 1.20; authorized 100,000,000 issued 63,029,411) (4)	215	291	215	291
Ordinary shares (nominal value EUR 0.24; authorized 3,000,000,000; issued 2,224,503,237)	534	722	534	722
Other surplus reserves	37,632	50,878	37,632	50,878
Total shareholders’ equity	38,166	51,600	38,166	51,600

Total capitalization	124,064	167,734

(1)	For your convenience, we have translated euro amounts into U.S. dollars at the Noon Buying Rate on June 29, 2007, of $1.3520 to EUR 1.00.

(2)	Short-term debt and long-term debt include savings accounts, time deposits and other customer credit balances, certificates of deposit, debentures and other non-subordinated debt securities, securities sold subject to repurchase agreements, non-subordinated interbank debt and other borrowings.

(3)	As adjusted columns include the Securities offered hereby.

(4)	We have also authorized 1,000,000,000 ‘B’ Preference shares (nominal value EUR 0.24) and 900,000,000 Cumulative Preference Shares (nominal value EUR 1.20), of which there were none outstanding as of June 30, 2007.

USE OF PROCEEDS

The net proceeds to ING Groep N.V. from the sale of the Securities offered pursuant to this prospectus supplement (after deducting the underwriting discount and estimated offering expenses) are expected to be approximately $      (assuming no exercise of the underwriters’ overallotment option). We will use the net proceeds of the issue and sale of the Securities for general corporate purposes and to further strengthen our capital base.

DESCRIPTION OF THE ING PERPETUAL HYBRID CAPITAL SECURITIES

The following description is only a summary and does not describe every aspect of the Securities or the Indenture. Therefore, it may not contain all of the information that is important to you as a potential purchaser of the Securities. If you purchase the Securities, your rights will be determined by the Securities, the Indenture and the Trust Indenture Act of 1939. In light of this, you should read the Indenture and the form of the Securities filed with the Securities and Exchange Commission before making an investment decision. You can read the Indenture and the form of Securities at the locations listed under “Where You Can Find More Information” in this prospectus supplement.

General

The following summary description of the material terms and provisions of the Securities supplements the description of certain terms and provisions of the debt securities of any series set forth in the accompanying prospectus under “Description of Debt Securities We May Offer”. Together with the terms of the debt securities contained in the accompanying prospectus, the terms described herein constitute a description of the material terms of the Securities. In cases of inconsistency between the terms described herein and the relevant terms described in the prospectus, the terms presented herein will apply and replace those described in the accompanying prospectus.

The Securities will be issued under our subordinated debt indenture, dated as of July 18, 2002, between us and The Bank of New York, as trustee, which we refer to as the Subordinated Indenture, and a seventh supplemental indenture, to be dated as of the date of delivery of the Securities, between us and The Bank of New York, as trustee, which we refer to as the Supplemental Indenture. We refer to the Subordinated Indenture and the Supplemental Indenture collectively as the Indenture. The Securities will be treated as a separate series of our subordinated debt securities. We will file a copy of the Supplemental Indenture relating to the Securities and the form of the Securities with the SEC. In accordance with the terms of the Subordinated Indenture, we are permitted to issue additional Securities that would be considered part of the same series of Securities we are offering pursuant to this prospectus supplement. None of the defeasance provisions contained in Section 1302 of the Subordinated Indenture will apply to the Securities and those provisions will not be considered part of the Indenture with respect to the Securities.

Form and Denomination

We will issue the Securities only in fully registered form, without coupons, in the form of beneficial interests in one or more global securities. The Securities will be issued in denominations of US$25 and integral multiples thereof. We will issue the Securities as global securities registered in the name of Cede & Co., as nominee for DTC. Please read “—Book-entry System; Delivery and Form” for more information about the form of the Securities and their clearance and settlement.

Interest

Subject to our right to defer interest payments as described under “—Deferral of Interest”, accrued and unpaid interest on the Securities for each Interest Period will be payable on the immediately following interest payment date to holders on the regular record date for that interest payment date. The regular record dates for each interest payment date will be January 1, April 1, July 1 and October 1, respectively, whether or not a business day.

If any interest payment date is not a business day, interest otherwise payable on that date shall be payable on the next following day that is a business day and no additional interest, penalty or other amount shall be due or payable by us in respect of that delay.

Interest on the Securities will accrue on the principal amount thereof at the rate of     % per annum from the issue date, computed on the basis of a 360-day year of twelve 30-day months.

Payments

Method of Payment

Payments of any amounts in respect of any Securities represented by global securities will be made by the trustee to DTC. Any such payments of interest and certain other payments on or in respect of the Securities will be in U.S. dollars and will be calculated by the trustee or such other agent as we may appoint.

Except on our Winding Up, all interest payments on the Securities other than certain payments required to be made as described under “Mandatory Interest Payment—Mandatory Payment Event” will be conditional upon no Required Deferral Condition existing at the time of payment.

Payments Subject to Fiscal Laws

All payments made in respect of the Securities will be subject, in all cases, to any fiscal or other laws and regulations applicable thereto in the place of payment, but such laws or regulations will not affect our obligation to pay Additional Amounts.

Deferral of Interest

Interest payments with respect to the Securities will be subject to deferral in the following circumstances.

Optional Deferral of Interest

Subject to the payment restrictions described below and unless mandatorily deferred as described below, we may defer all or part of any accrued interest otherwise due on an interest payment date by giving a notice (a “Deferral Notice”) to the trustee (who shall in turn notify the holders of the Securities) not less than 16 business days prior to the interest payment date on which that accrued interest or part thereof would otherwise have been due and payable.

Any interest or part thereof that we have deferred as described above shall bear interest at the rate of     % per annum from and including the interest payment date on which that interest or part thereof would otherwise have been due and payable to but excluding the date on which that interest or part thereof and accrued and unpaid interest thereon have been paid in full, except that interest shall not accrue on any such deferred interest payment or part thereof for any period during which a Required Deferral Condition exists.

Mandatory Deferral of Interest

Subject to the payment restrictions described below, if, on the 20th business day preceding the interest payment date on which accrued interest or part thereof would otherwise be due on an interest payment date, a Required Deferral Condition exists, then, unless that accrued interest or part thereof has been deferred at our option as described above, we will be required to defer that accrued interest or part thereof to the extent necessary by giving a Deferral Notice to the trustee (who shall in turn notify the holders of the Securities) not less than 16 business days prior to the interest payment date on which that accrued interest or part thereof would otherwise have been due and payable.

Any interest that we have mandatorily deferred as described above will not bear interest prior to the Accruing Interest Date for that interest. The “Accruing Interest Date” for any interest that has been mandatorily deferred as described above will be the next succeeding interest payment date with respect to which we determine, on the 20th business day preceding such interest payment date, that no Required Deferral Condition exists. From and including the Accruing Interest Date for any mandatorily deferred interest, that interest will bear interest at the rate of     % per annum to but excluding the date on which that deferred interest and accrued and unpaid interest thereon shall have been paid in full, except that interest shall not accrue on any such deferred interest payment or part thereof for any period during which a Required Deferral Condition exists.

We will provide a notice of the Accruing Interest Date, if any, with respect to interest that has been mandatorily deferred as described above to the trustee (who shall in turn notify the holders of the Securities) not less than 16 business days prior to the Accruing Interest Date.

Upon our Winding Up, holders of the Securities will be deemed to have waived the right to receive any accrued and unpaid deferred interest that shall have been mandatorily deferred as described above and any accrued and unpaid interest thereon. We shall have no obligation to pay such deferred interest or any accrued and unpaid interest thereon.

Payments of Deferred Interest

Subject to the mandatory payment provisions and the other conditions described below, with the approval of the Dutch Central Bank if that approval is required, we may pay deferred interest or any part thereof and any accrued and unpaid interest thereon on any business day we select for that payment upon delivery of a notice regarding that payment on that date to the trustee not less than 16 business days prior to that date.

Our ability to pay any deferred interest is subject to the conditions that we also pay the accrued and unpaid interest thereon and that, on the 20th business day before the date we select to make the payment:

(a)     we are Solvent;

(b)     we would be Solvent following the payment of the deferred interest and any accrued and unpaid interest thereon; and

(c)     the deferred interest and any accrued and unpaid interest thereon is funded with the proceeds of the issuance by us of Payment Securities.

Dividend Stopper

Unless we have paid in full the accrued and unpaid interest on the Securities

•	in respect of each of the immediately preceding four consecutive Interest Periods, or

•	if four Interest Periods have not occurred since the Securities were issued, since the issue date,

we will not recommend to our shareholders, and to the fullest extent permitted by applicable law will otherwise act to prevent, any action that would constitute a Mandatory Payment Event or a Mandatory Partial Payment Event.

Mandatory Interest Payment

Mandatory Payment Event

If a Mandatory Payment Event occurs then, except as described in the next paragraph, the accrued and unpaid interest payable on the Securities on each of the immediately succeeding four consecutive interest payment dates will be mandatorily due and payable in full on those interest payment dates, notwithstanding that any Deferral Notice has been given by us in relation to such accrued and unpaid interest or the occurrence or continuance of any Required Deferral Condition (other than a Required Deferral Condition that occurs after the occurrence of the relevant Mandatory Payment Event, in which case such accrued and unpaid interest shall not be due and payable). We are not required to pay any deferred interest upon a Mandatory Payment Event.

If the Mandatory Payment Event is a payment on a Junior Security or on a Junior Guarantee or on a security benefitting from a Junior Guarantee which in each case is in respect of a semi-annual dividend, distribution or interest payment, then the accrued and unpaid interest on the Securities payable on only the immediately succeeding two interest payment dates (instead of the immediately succeeding four interest payment dates) will be mandatorily due and payable in full on those interest payment dates, notwithstanding that we have given a Deferral Notice with respect to such interest payment or the occurrence or continuance of any Required Deferral Condition (other than a Required Deferral Condition which occurs after the occurrence of the relevant Mandatory Payment Event, in which case accrued and unpaid interest shall not be due and payable).

Mandatory Partial Payment Event

If a Mandatory Partial Payment Event occurs, then Mandatory Partial Payments will be mandatorily due and payable in respect of the Securities on the immediately succeeding four consecutive interest payment dates if the Parity Securities pay dividends, distributions or interest on an annual basis, the immediately succeeding two consecutive interest payment dates if the Parity Securities pay dividends, distributions or interest on a semi-annual basis or the immediately succeeding interest payment date if the Parity Securities pay dividends, distributions or interest on a quarterly basis, in each case, notwithstanding that any Deferral Notice has been given by us in relation to that interest or the occurrence or continuance of any Required Deferral Condition (other than a Required Deferral Condition that occurs after the occurrence of the relevant Mandatory Partial Payment Event, in which case such accrued and unpaid interest shall not be due and payable).

We are not required to pay any deferred interest upon a Mandatory Partial Payment Event.

Alteration of Terms during the existence of a Regulatory Deferral Event

If and for so long as a Regulatory Deferral Event exists, the terms of the Securities will be automatically altered, without any action by holders, so that a Mandatory Payment Event or a Mandatory Partial Payment Event, as applicable, will be deemed to occur only if we declare, pay or distribute a dividend or make a payment (other than a dividend in the form of ordinary shares) on our ordinary shares or other instruments which are classified as equity under IFRS-EU. During the period of this alteration, the Securities will be considered capital securities which, for purposes of IFRS-EU, are classified as equity applying IFRS-EU standards.

Subordination

The Securities constitute our direct, unsecured, subordinated obligations and rank pari passu without any preference among themselves.

Until such time as all Outstanding Parity Instruments have been redeemed or discharged in full, the rights and claims of the holders of the Securities will be subordinated to the claims of Senior Creditors, will rank pari passu with the claims of holders of Parity Securities (which includes our most senior class of preference shares outstanding at any relevant time) and creditors under Parity Guarantees and will rank senior to the claims of holders of Junior Securities and creditors under Junior Guarantees.

Once all Outstanding Parity Instruments have been redeemed and discharged in full, the Securities will be subordinated to the claims of Senior Creditors and holders of Senior Preference Shares (which will include all classes of our preference shares, except for the most junior class of our preference shares provided for at any relevant time under our Articles of Association, whether or not any such preference shares are outstanding), will rank pari passu with the claims of holders of Parity Securities and creditors under Parity Guarantees, and will rank senior to holders of our ordinary shares and any other Junior Securities and Junior Guarantees.

Interest payable on the Securities is non-cumulative in certain circumstances, and we are permitted to defer interest payments indefinitely. Upon our Winding Up, holders of the Securities will be deemed to have waived their right to payment of mandatorily deferred interest. As a result of these and other characteristics, holders of the Securities may receive a smaller amount of any distributions or payments we make, whether in liquidation or otherwise, than do holders of other securities that rank pari passu with the Securities.

As of June 30, 2007, we owed our Senior Creditors approximately €7,951 million.

The definition of Senior Debt described in the accompanying prospectus under “Description of Debt Securities We May Offer—The Senior Debt Indenture and the Subordinated Debt Indenture—Subordination Provisions” does not apply to the Securities. For the purposes of the Indenture and the description thereof in the accompanying prospectus, all references to Senior Debt shall be deemed to be references to Senior Creditors as described in this prospectus supplement.

Winding Up

If any action causes our Winding Up (except solely for the purpose of our reconstruction, amalgamation or the substitution of a successor in business for us, as defined in the Indenture, the terms of which have previously been approved in writing by the trustee or by not less than a majority in principal amount of the Securities then outstanding), with respect to the Securities you own, we will pay you (in lieu of any other payment) an amount as if on and after the day immediately before the Winding Up began, any holder of those Securities had been the holder of (A) until such time as the Outstanding Parity Instruments have been redeemed or discharged in full, our most senior-ranking preference shares then outstanding and (B) once all Outstanding Parity Instruments have been redeemed or discharged in full, the most junior-ranking preference shares then provided for in our Articles of Association, whether or not any such preference shares are outstanding. We refer to the preference shares described in clauses (A) and (B) of the preceding sentence as the Notional Preference Shares. Any such payment shall be made on the assumption that the amount that you were entitled to receive in respect of each Notional Preference Share on a return of assets upon liquidation was an amount equal to the principal amount of US$25 of the relevant Security and any accrued and unpaid interest thereon and on any deferred interest, other than mandatorily deferred interest.

As a consequence of the subordination provisions, the holders of the Securities may recover less than the holders of our unsubordinated liabilities and the holders of certain of our subordinated liabilities and shares, including the holders of other subordinated debt securities and Senior Preference Shares as described in the accompanying prospectus under the heading “Description of Debt Securities We May Offer”. If upon liquidation the amount payable on any Securities and any claims ranking pari passu with the Securities are not paid in full, the Securities and other claims ranking equally will share ratably in any distribution of our assets upon liquidation in proportion to the respective amounts to which they are entitled.

However, since upon any Winding Up, holders of Securities are deemed to have waived the right to receive mandatorily deferred interest payments, holders may receive a smaller portion of any distribution than do holders of other securities ranking pari passu with the Securities that do not have such provisions. If any holder is entitled to any recovery with respect to the Securities upon liquidation, the holder might not be entitled to a recovery in U.S. dollars and might be entitled only to a recovery in euros. In addition, under current Dutch law, our liability to holders of the Securities would be converted into euros at a date close to the commencement of insolvency proceedings against us and holders of the Securities would therefore be exposed to currency fluctuations between that date and the date they receive proceeds pursuant to such proceedings, if any.

Defaults; Limitation of Remedies

The Events of Default and rights to accelerate described in the accompanying prospectus under “Description of Debt Securities We May Offer—Default, Remedies and Waiver of Default—Events of Default” and certain remedies provided for under “—Remedies if an Event of Default Occurs” do not apply to the Securities.

The only defaults and remedies are as provided below.

Payment Defaults

It is a Payment Default with respect to the Securities if we fail to pay or set aside for payment the amount due to satisfy any interest or principal payment on the Securities when due, and such failure continues for 14 days; provided, however, the deferral of interest pursuant to the terms of the Indenture is not a Payment Default.

Limitation of Remedies

If any Payment Default occurs and continues regarding the Securities, the trustee may pursue all legal remedies available to it, including commencing a judicial proceeding for the collection of the sums due and unpaid or a bankruptcy proceeding in The Netherlands (but not elsewhere), but the trustee may not declare the principal amount of any outstanding Security to be due and payable. If we fail to make payment and a Required Deferral Condition exists at the end of the 14-day period described above, such failure does not constitute a Payment Default but instead constitutes a Payment Event. If a Payment Event occurs and continues, the trustee may institute bankruptcy proceedings in The Netherlands (but not elsewhere), but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid.

Notwithstanding the foregoing, holders of the Securities have the absolute and unconditional right to institute suit for the enforcement of any payment when due and such right may not be impaired without the consent of the holder.

General

By purchasing Securities, you and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Securities or the Indenture (or between our obligations regarding the Securities and any liability owed by a holder or the trustee to us) that they might otherwise have against us.

Subject to the provisions of the Indenture relating to the duties of the trustee, if a Payment Default occurs and continues with respect to the Securities, the trustee will be under no obligation to any holder of the Securities, unless they have offered reasonable indemnity to the trustee. Subject to the Indenture provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Securities, if the direction is not in conflict with any rule of law or with the Indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any Securities not taking part in that direction. The trustee may take any other action that it deems proper that is not inconsistent with that direction.

The Indenture provides that the trustee will, within 90 days after the occurrence of a Payment Default with respect to the Securities, give to each holder of the Securities notice of the Payment Default known to it, unless the Payment Default has been cured or waived. The trustee will be protected in withholding notice, however, if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee, on an annual basis, a statement as to our compliance with all conditions and covenants under the Indenture.

Additional Amounts

Any amounts to be paid by us on the Securities will be made without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands or the government of a jurisdiction in which a successor to us is organized, unless the withholding or deduction of such taxes, assessments or charges is required by law. In that event we will pay such Additional Amounts as may be necessary in order that the net amounts received by holders after such withholding or deduction equal the respective amounts of principal and interest which would have been received in respect of the Securities in the absence of such withholding or deduction.

There are certain circumstances in which we will not be obligated to pay such Additional Amounts. Please see “Description of Debt Securities We May Offer—Payment of Additional Amounts with Respect to the Debt Securities” in the accompanying prospectus.

Whenever we refer in this prospectus supplement or the accompanying prospectus to principal, interest amounts, deferred interest or Mandatory Partial Payments, we intend to include any Additional Amounts which may become payable pursuant to the terms of the Indenture as described above.

In the event that any payment is funded by the issuance of Payment Securities, then any Additional Amounts which are payable must also be funded by the issuance of Payment Securities.

Redemption and Conversion

The Securities are perpetual securities and have no fixed maturity or mandatory redemption date. The Securities are not redeemable at the option of the holder at any time and are not redeemable at our option prior to October 15, 2012, except in certain limited circumstances. See “—Redemption upon Certain Events” below.

In order to exercise our right to redeem or convert the Securities as described below, we must first obtain the approval of the Dutch Central Bank if that approval is required.

Redemption at any time on or after October 15, 2012 at our option

We may, by giving notice of redemption as described below, redeem the Securities in whole, but not in part, at our option, on October 15, 2012 or on any interest payment date thereafter, at the Redemption Price.

Cancellation of any Securities so redeemed by us will be effected by reducing the principal amount of the global Securities (or, if definitive securities have been issued, by canceling certificates so redeemed), and any Securities so cancelled may not be reissued or resold and our obligations in respect of any such cancelled Securities will be discharged.

We may at any time and from time to time purchase on the open market Securities in any manner and at any price. Securities purchased by us may be held, reissued, resold or, at our option, cancelled in the manner described in the previous sentence.

Redemption or Conversion upon Certain Events

Tax Events.  Prior to October 15, 2012, we may, by giving notice of redemption as described below, redeem in whole, but not in part, the Securities, on any business day we select upon the occurrence of a Tax Event, which we define below, at the Redemption Price.

“Tax Event” means the occurrence of one of the following events:

•	we determine that we have or will become obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of The Netherlands or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment shall have become effective on or after the issue date and such obligation cannot be avoided by our taking reasonable measures available to us, provided that we may not send a notice of redemption as described below earlier than 90 days prior to the earliest date on which we would be obliged to pay such Additional Amounts were a payment in respect of the Securities then due.

•	payments of amounts in respect of interest on the Securities, including, for the avoidance of doubt, the issue of Payment Securities to fund the payment of any such interest, may be treated as “distributions” within the meaning of Section II of the Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965; or such other provision as may from time to time supersede or replace Section II of the Dividend Withholding Tax Act 1965 for the purposes of such definition) and we cannot avoid the requirement or circumstance by taking such measures as we (acting in good faith) deem appropriate; or

•	as a result of any proposed change or amendment to the laws of The Netherlands, or any proposed change in the application of official or generally published interpretation of such laws, or any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such law or regulations that differs from the previously generally accepted position in relation to similar transactions or which differs from any specific written confirmation given by a tax authority in respect of the Securities, which change or amendment becomes, or would become, effective, or in the case of a change or proposed change in law if such change is enacted (or, in the case of a proposed change, is expected to be enacted) by Act of Parliament or made by statute on or after the issue date, there is more than an insubstantial risk that we will not obtain substantially full relief for the purposes of Dutch corporation tax for any payment of interest including, for the avoidance of doubt, the issue of Payment Securities to fund the payment of any such interest, and we cannot avoid this risk by taking such measures as we (acting in good faith) deem appropriate.

In the case of redemption upon the occurrence of a Tax Event, we are required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent Dutch counsel of recognized standing, selected by us, in a form satisfactory to the trustee, confirming that we are entitled to exercise our right of redemption.

Conversion Upon Certain Tax Events.  At any time, if a Tax Event occurs as a result of the condition set forth in the third bullet point above, then, in addition to any right to redeem the Securities, we will be permitted to convert or exchange the Securities for another series of securities having materially the same terms as the Securities and which are no less favorable to an investor than the Securities.

Regulatory Call Event.  If, prior to October 15, 2012, we become subject to capital adequacy regulations and we are notified by the Dutch Central Bank that securities of the nature of the Securities can no longer qualify as Tier 1 capital for the purposes of such capital adequacy regulations, we may, by giving notice of redemption as described below, redeem the Securities in whole, but not in part, on any business day we select, at the Redemption Price.

Notice of Redemption

We must give 30 to 60 days’ notice of redemption to the holders of the Securities. Any notice of redemption is irrevocable and must be given as described in the accompanying prospectus. If the Redemption Price in respect of any Securities is improperly withheld or refused and is not paid by us, interest on the Securities will continue to be payable until the Redemption Price is actually paid.

Trading Characteristics

We will apply to list the Securities on the New York Stock Exchange under the symbol “          .” We expect the Securities to trade, within 30 days of the initial delivery thereof, as an individual unit at a trading price that takes into account the value, if any, of accrued but unpaid interest. This means that purchasers will not pay, and sellers will not receive, accrued and unpaid interest on the Securities which has not been included in their trading price.

Book-entry System; Delivery and Form

General

The Securities will initially be represented by one or more global securities in registered form, without coupons attached. They will be deposited with or on behalf of The Depository Trust Company, DTC, or its nominee and registered in the name of Cede & Co., as nominee of DTC. Until the Securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

The Securities have been accepted for clearance by DTC. Beneficial interests in the global Securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream Banking. Owners of beneficial interests in the Securities will receive all payments relating to their Securities in U.S. dollars.

So long as DTC, or its nominee, is the holder of a global Security, it will be considered the sole holder of the global Security for all purposes under the Indenture. Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have Securities registered in its name, receive or be entitled to receive physical delivery of Securities in definitive form or be considered the owner or holder of the Securities under the Indenture. Each person having an ownership or other interest in Securities must rely on the procedures of DTC, Euroclear and Clearstream Banking (and any other securities intermediary through which they hold their interest) to exercise any rights and obligations of a holder under the Indenture or the Securities. See also “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Payments on the Global Securities

Payments of any amounts in respect of any global Securities will be made by the trustee to DTC. Payments will be made to beneficial owners of Securities in accordance with the rules and procedures of DTC or its direct and indirect participants, as applicable. Neither we, the trustee or any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between DTC, Euroclear or Clearstream Banking, and any beneficial owner of an interest in a global security, or the failure of DTC, Euroclear or Clearstream Banking, or any intermediary to pass through to any beneficial owner any payments that we make to DTC.

For more information about holding Securities in global book-entry form, please see “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Issuance of Definitive Securities

So long as DTC holds the global Securities, the global securities will not be exchangeable for definitive securities unless:

•	DTC notifies the trustee that it is unwilling or unable to continue to hold the book-entry Securities or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and the trustee does not appoint a successor to DTC which is registered under the Securities Exchange Act of 1934 within 120 days;

•	a Payment Default or a Payment Event has occurred and is continuing;

•	in the event of our bankruptcy we fail to make a payment on the Securities when due; or

•	at any time we determine in our sole discretion that the global securities of a particular series should be exchanged for definitive securities of that series in registered form.

Each person having an ownership or other interest in the Securities must rely exclusively on the rules and procedures of DTC and any agreement with any participant of DTC or any other securities intermediary through which that person holds its interest to receive or direct the delivery or possession of any definitive security.

Definitive securities will be issued in registered form only in denominations of US$25 and any integral multiples thereof. To the extent permitted by law, we and the trustee are entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series. Payments will be made in respect of the Securities by transfer to the holder’s account in New York.

If we issue definitive securities of a particular series in exchange for global Securities, DTC, as holder of the global Securities, will surrender it against receipt of the definitive securities, cancel the book-entry securities of that series, and distribute the definitive securities of that series to the persons in the amounts that DTC specifies.

If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of the trustee. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor. For more information regarding the transfer and exchange of definitive securities see “Description of Debt Securities We May Offer—Form, Exchange and Transfer of Debt Securities—Transfer and Exchange” in the accompanying prospectus.

Governing Law

The Securities and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions of the Securities and the Indenture will be governed by and construed in accordance with the laws of The Netherlands.

Certain Defined Terms

In this Prospectus Supplement, unless the context otherwise requires:

“Accruing Interest Date” has the meaning set forth under “—Deferral of Interest—Mandatory Deferral of Interest”.

“Additional Amounts” has the meaning set forth under “—Additional Amounts”.

“Assets” means our non-consolidated gross assets as shown by our then most recently published financial statements but adjusted for contingencies and for subsequent events and to such extent as our management, our auditors or, as the case may be, any liquidator may determine to be appropriate.

“business day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for general business in each of Amsterdam, New York and London;

“Deferral Notice” has the meaning set forth under “—Deferral of Interest—Optional Deferral of Payments”.

“deferred interest” means any accrued interest for any Interest Period or part thereof otherwise due and payable the payment of which we have elected to defer or we have been required to defer in accordance with the terms of the Securities.

“Dutch Central Bank” means the Dutch Central Bank or its successor as primary regulator of ING Groep N.V.

“Indenture” has the meaning set forth under “—General”, above.

“Interest Period” means each period from and including an interest payment date or, in the case of the first Interest Period, the issue date to but excluding the next succeeding interest payment date.

“interest payment date” means each January 15, April 15, July 15 and October 15, beginning January 15, 2008.

“issue date” means October  , 2007.

“Junior Guarantee” means any guarantee, indemnity or other contractual support arrangement entered into by us in respect of securities (regardless of name or designation) issued by a Subsidiary or Undertaking that ranks in our Winding Up or in respect of distributions or payments of dividends or any other payments thereunder by us after the Securities.

“Junior Securities” means our ordinary shares and any other securities of ours that rank in a Winding Up or in respect of distributions or payments of dividends or any other payments thereunder by us after the Securities.

“Liabilities” means our non-consolidated gross liabilities as shown on our then most recently published financial statements, but adjusted for contingencies and for subsequent events and to such extent as our management, our auditors or, as the case may be, any liquidator may determine.

“Mandatory Partial Payment” payable on any interest payment date means a payment in respect of each of the Securities in an amount that results in payment of a proportion of a full interest payment on each of the Securities on such interest payment date equal to the proportion of a full dividend on the relevant Parity Securities and/or payment on the relevant Parity Guarantee paid on the dividend or payment date in respect of the relevant Parity Securities and/or Parity Guarantee immediately preceding such interest payment date.

“Mandatory Partial Payment Event” means the occurrence of any of the following events or circumstances:

(a)	we declare, pay or distribute a dividend or make a payment on any Parity Securities or make any payment on a Parity Guarantee, or

(b)	any Subsidiary or Undertaking declares, pays or distributes a dividend on any security issued by it benefitting from a Parity Guarantee or makes a payment on any security issued by it benefitting from a Parity Guarantee.

“Mandatory Payment Event” means the occurrence of any of the following events or circumstances:

(a)	we declare, pay or distribute a dividend or make a payment (other than a dividend in the form of ordinary shares) on any Junior Securities or make any payment on a Junior Guarantee; or

(b)	any Subsidiary or Undertaking declares, pays or distributes a dividend on any security issued by it benefitting from a Junior Guarantee or makes a payment (other than a dividend in the form of ordinary shares) on any security issued by it benefitting from a Junior Guarantee; or

(c)	we or any Subsidiary or Undertaking redeems, purchases or otherwise acquires any Junior Securities, any Parity Securities or any securities issued by any Subsidiary or Undertaking benefitting from a Junior Guarantee or Parity Guarantee (other than (i) by conversion into or in exchange for ordinary shares, (ii) in connection with transactions effected by or for the account of our customers or any Subsidiary or in connection with the distribution, trading or market making in respect of those securities, (iii) in connection with the satisfaction by us or any Subsidiary of its obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants, (iv) as a result of a reclassification of us or any Subsidiary or the exchange or conversion of one class or series of capital stock for another class or series of capital stock, (v) the purchase of fractional interests in shares of our capital stock or that of any Subsidiary pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged) for any consideration, or any moneys are paid to or made available for a sinking fund or for redemption of any Junior Securities, Parity Securities or any securities issued by any Subsidiary or Undertaking benefitting from a Junior Guarantee or a Parity Guarantee, or (vi) the redemption, purchase or other acquisition by any Subsidiary or Undertaking of securities, instruments or other obligations held by us.

“Notional Preference Shares” has the meaning set forth under “—Winding Up”.

“ordinary shares” means our ordinary shares or depository receipts issued in respect of our ordinary shares as the context may require.

“Outstanding Parity Instruments” means our 7.05% ING Perpetual Debt Securities issued on July 18, 2002, 7.20% ING Perpetual Debt Securities issued on December 12, 2002, Variable Rate ING Perpetual Securities issued on June 20, 2003, 6.20% ING Perpetual Debt Securities issued on October 28, 2003, Variable Rate ING Perpetual Securities issued on June 14, 2004, 4.176% ING Perpetual Debt Securities issued on June 7, 2005, 6.125% ING Perpetual Debt

Securities issued on September 26, 2005, 5.775% Fixed/Floating ING Perpetual Debt Securities issued on December 8, 2005, 5.140% ING Perpetual Securities issued March 15, 2006 and our guarantee of the 8.439% Non-cumulative Guaranteed Trust Preferred Securities issued by ING Capital Funding Trust III on December 15, 2000.

“Parity Guarantee” means any guarantee, indemnity or other contractual support arrangement entered into by us in respect of securities (regardless of name or designation) issued by a Subsidiary or an Undertaking that ranks in our Winding Up or in respect of distributions or payments of dividends or any other payments thereunder by us pari passu with the Securities and includes our guarantee of the 8.439% Noncumulative Guaranteed Trust Preferred Securities issued by ING Capital Funding Trust III on December 15, 2000.

“Parity Securities”means (a) until the Outstanding Parity Instruments have been redeemed or discharged in full, our 6.375% ING Perpetual Hybrid Capital Securities, the Outstanding Parity Instruments (other than our guarantee of the 8.439% Noncumulative Guaranteed Trust Preferred Securities issued by ING Capital Funding Trust III on December 15, 2000), our most senior-ranking class of preference shares outstanding at any relevant time and any security effectively ranking pari passu with those most senior-ranking outstanding preference shares, and any additional securities of ours, whether preference shares or having any other name or designation, that rank in our Winding Up or in respect of distributions or payments of dividends or any other amounts thereunder by us pari passu with the Securities and (b) after the Outstanding Parity Instruments have been redeemed or discharged in full, our 6.375% ING Perpetual Hybrid Capital Securities, the most junior-ranking class of preference shares provided for at any relevant time under our Articles of Association, whether or not any such preference shares are outstanding, and any securities of ours, whether preference shares or having any other name or designation, that effectively rank pari passu with the Securities.

“Payment Default” has the meaning set forth under “Defaults; Limitation of Remedies—Limitation of Remedies”.

“Payment Event” has the meaning set forth under “Defaults; Limitation of Remedies—Limitation of Remedies”.

“Payment Securities” means Parity Securities and Junior Securities or any combination thereof which, in each case, are eligible as Tier 1 capital under the capital adequacy guidelines as applied and enforced by the Dutch Central Bank.

“Prudential Supervision Deferral Event” means that we have determined that our capital adequacy ratio is or would be, after payment of any accrued interest on the Securities or on deferred interest, less than the minimum capital adequacy required by the regulation on prudential supervision of financial groups (Besluit prudentieel toezicht financiële groepen Wft). This regulation determines that ING Group is required to have an amount of capital, reserves and subordinated loans which are at least equal to the sum of the required capital for the banking activities and the required capital for the insurance activities.

“Redemption Price” means the aggregate principal amount of the Securities to be redeemed, together with accrued and unpaid interest thereon (including any unpaid deferred interest and interest thereon, if any) to but excluding the redemption date.

“Regulatory Deferral Event” means that we, after becoming subject to capital adequacy regulations, shall have been notified by the Dutch Central Bank to the effect that our capital adequacy ratio is or would, after payment of any accrued interest on the Securities or on deferred interest, be less than the minimum capital adequacy requirement as applied and enforced by the Dutch Central Bank.

“Required Deferral Condition” means any of the following:

(a)	we determine that we are not or, on the relevant payment date for the Securities after taking into account amounts payable on that date on the Securities, will not be Solvent,

(b)	a Prudential Supervision Deferral Event has occurred and continues to exist;

(c)	a Regulatory Deferral Event has occurred and continues to exist; or

(d)	the Dutch Central Bank has requested or required us not to make any payments on the Securities or not to make a relevant payment on a relevant payment date for the Securities.

“Securities” means the     % ING Perpetual Hybrid Capital Securities and such terms shall include, unless the context otherwise requires, any further ING Perpetual Hybrid Capital Securities which we are permitted to issue and which will form a single series with the ING Perpetual Hybrid Capital Securities.

“Senior Creditors” means our creditors, other than creditors under Parity Guarantees and Junior Guarantees:

(a)	who are unsubordinated creditors of ours;

(b)	whose claims are, or are expressed to be, subordinated as regards distributions on our Winding Up or in respect of distributions or payment of dividends and/or any other amounts thereunder by us, to the claims of our unsubordinated creditors but not further or otherwise; or

(c)	who are subordinated creditors of ours other than those whose claims are, or are expressed to rank, as regards distributions on our Winding Up or in respect of distributions or payments of dividends or any other amounts thereunder by us, pari passu with, or junior to, the claims of the holders of the Securities.

“Senior Preference Shares” means, after such time as all Outstanding Parity Instruments have been redeemed and discharged in full, any of our preference shares, except for the most junior class of preference shares provided for at any time by our Articles of Association, whether or not any such preference shares are outstanding.

“Solvent”, with respect to us, means:

(a)	we are able to pay our debts to Senior Creditors as they fall due; and

(b)	our Assets exceed our Liabilities (other than our Liabilities to persons who are not Senior Creditors).

“Subsidiary” means an entity for which we, or one or more of our subsidiaries, hold the ability to exercise more than half of the voting rights or the ability to appoint or dismiss more than half of the managing directors or supervisory directors or a partnership in which we or a subsidiary are fully liable to obligees as partners as defined more precisely in Section 2:24a of the Dutch Civil Code.

“Tax Event” has the meaning set forth in “—Redemption and Conversion—Redemption or Conversion upon Certain Events” above.

“Undertaking” means a body corporate, a partnership, a limited partnership, a cooperative or an incorporated association carrying on a trade or business with or without a view to profit in which we have a direct or indirect financial, commercial or contractual majority interest.

“We” and “us” means ING Groep N.V., “Group” or “ING” means ING Groep N.V. and its consolidated subsidiaries; and

“Winding Up”, with respect to us, means a return of assets on our liquidation (upon dissolution or otherwise) or our bankruptcy.

UNITED STATES TAXATION

This section describes the material U.S. federal income tax consequences of owning Securities. This discussion is the opinion of Sullivan & Cromwell LLP. It applies to you only if you acquire your Securities in this offering and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person liable for alternative minimum tax;

•	a person that actually or constructively owns 10% or more of the voting stock of ING Groep N.V.;

•	a person that holds Securities as part of a straddle or a hedging or conversion transaction; or

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed U.S. Treasury regulations, published rulings and court decisions all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

You are a U.S. holder if you are a beneficial owner of Securities and you are, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation or other entity taxed as a corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

A “non-U.S. holder” is a beneficial owner of Securities that is not a U.S. person for U.S. federal income tax purposes.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of Securities in your particular circumstances.

Classification of the Securities

Although the matter is not free from doubt, the Securities should be treated as equity interests in ING Groep N.V., and not as debt. Accordingly, each “interest” payment should be treated as a distribution by ING Groep N.V. with respect to such equity interest, and any reference in this discussion to “dividends” refers to the “interest” payments on the Securities. The rest of this discussion so assumes.

Taxation of Dividends

U.S. Holders.  Under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder, the gross amount of any dividend paid by ING Groep N.V. out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. The dividend is ordinary income that you must include in income when you receive the dividend, actually or constructively. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 will constitute “qualified dividend income,” provided that the Securities are readily tradable on the New York Stock Exchange or on another established securities market in the United States or ING Groep N.V. is eligible for the benefits of the Income Tax Treaty between the Kingdom of The Netherlands and the

United States (the “Tax Treaty”). ING Groep N.V. believes that it is eligible for the benefits of the Tax Treaty. Dividends paid to you that are qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you (i) hold the Securities for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or, if the dividend is attributable to a period or periods aggregating over 366 days, for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date and (ii) meet other holding period requirements. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

A legislative proposal recently introduced in the U.S. Congress generally would, if enacted, deny qualified dividend treatment in respect of interest payments on the Securities after the date of enactment. It is not possible to predict whether or in what form this proposal will be enacted into law.

U.S. holders should consult their own tax advisors regarding the availability of the reduced dividend rate in light of their own particular circumstances.

Dividends will be income from sources outside the United States, but will, depending on your circumstances, be “passive income” or “general income” which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Non-U.S. Holders.  If you are a non-U.S. holder, dividends paid to you in respect of Securities will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains

U.S. Holders.  Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your Securities, you will recognize capital gain or loss for U.S. federal income tax purposes (assuming, in the case of a redemption, that you do not actually or constructively own any equity interest in ING Groep N.V. other than your Securities) equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis in your Securities. If, however, you actually or constructively own any equity interest in ING Groep N.V. other than your Securities you should consult your tax adviser as to whether amounts you receive in a redemption of your Securities should be treated as dividends or as redemption proceeds. Capital gain of a non corporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the property is held more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

In accordance with the treatment of the Securities as equity for U.S. federal income tax purposes, U.S. holders generally should not be required to account separately for any accrued interest upon a sale, exchange, or retirement of the Securities and instead will treat amounts received in respect of accrued interest as part of the amount realized for purposes of determining gain or loss realized upon the sale, exchange, or retirement.

Non-U.S. Holders.  If you are a non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your Securities unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

PFIC Rules

We believe that Securities should not be treated as stock of a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to the Securities, gain realized on the sale or other disposition of your Securities would in general not be treated as capital gain. Instead, if you are a U.S. holder, you generally would be treated as if you had realized such gain and certain “excess distributions” ratably over your holding period for the Securities and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your Securities will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Securities. Dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are treated as a PFIC either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Backup Withholding and Information Reporting

If you are a non corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	dividend payments or other taxable distributions made to you within the United States; and

•	the payment of proceeds to you from the sale of Securities effected at a U.S. office of a broker.

Additionally, backup withholding may apply to such payments if you are a noncorporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends

•	required to be shown on your U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments made to you outside the United States by ING Groep N.V. or another non-U.S. payor; and

•	other dividend payments and the payment of the proceeds from the sale of Securities effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person; and you have furnished the payor or broker either:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Securities that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of Securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the U.S. Internal Revenue Service.

THE NETHERLANDS TAXATION

This section describes the material Netherlands tax issues and consequences of acquiring, holding, redeeming and/or disposing of the Securities. This discussion is the opinion of KPMG Meijburg & Co. This summary provides general information only and is restricted to the matters of Netherlands taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the Securities.

You should consult your own tax advisor regarding Netherlands tax consequences of acquiring, holding, redeeming and/or disposing of Securities.

This summary is based on the tax legislation, published case law, and other regulations in The Netherlands in force as of the date of this prospectus supplement, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

In the following, it is assumed that the holders of the Securities do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, (registered) partner, certain other relatives or certain persons sharing the holder’s household, alone or together, does or do not hold, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing five percent or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V.

Also, it is assumed that the Securities and income received or capital gains derived therefrom, are not attributable to employment activities of the holder of the Securities.

Furthermore, it is assumed the holders of the Securities are not residents of The Netherlands, not deemed to be residents of The Netherlands and have not opted to be treated as resident in The Netherlands.

Withholding tax

All payments in respect of the Securities can be made without withholdings or deductions for or on account of any taxes, duties or charges of any nature whatsoever imposed by the Dutch tax authorities or any political subdivision thereof or therein or any of their representatives, agents or delegates.

Taxes on income and capital gains

A holder of a Security who derives income from such Security, or who realizes a gain on the disposal or redemption of a Security, will not be subject to Dutch taxation on income or capital gains, unless:

•	such holder derives such income or gain from an enterprise whether as an entrepreneur (ondernemer) or pursuant to the co-entitlement to the net worth of such enterprise, other than as an entrepreneur or a shareholder, which enterprise is in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands, to which the Security is attributable; or

•	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden) in The Netherlands, which include activities with respect to the Security that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Taxation of gifts and inheritances

There will be no Dutch gift, estate or inheritance taxes levied on the receipt of a Security by way of gift by a holder, or upon the death of a holder, unless:

•	at the time of the gift or death, the Security can be attributed to an enterprise or an interest therein which is, in whole or in part, carried on through a permanent establishment or a permanent representative in The Netherlands; or

•	the holder of the Security dies within 180 days of making the gift, and at the time of death is a resident or deemed resident of The Netherlands.

Value-added tax

No value-added tax will be due in The Netherlands in respect of payments made in consideration for the issue of the Securities, whether in respect of payments of interest and principal or in respect of the transfer of a Security.

Other taxes

There will be no registration tax, capital contribution tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in The Netherlands in respect of or in connection with the issue, transfer, execution or delivery by legal proceedings of the Securities or the performance of our obligations under the relevant documents.

Residency

A holder of a Security will not become, and will not be deemed to be, resident in The Netherlands by the sole virtue of holding such Security or the execution, performance, and/or delivery of the relevant documents.

European Union Savings Directive

On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income in the form of interest payments, which we refer to as the “Directive”. Under the Directive, as amended by a decision of the Council dated July 19, 2004, each Member State is (provided equivalent measures have been introduced by certain non-EU jurisdictions and agreements are in place for the introduction of the same measures in certain other non-EU jurisdictions) required, from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria will instead be required (unless during that period they elect to provide information as described above) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “Plan”) subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”).

Any purchaser or holder of Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan or a Non-ERISA Arrangement and is not purchasing those Securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) with respect to the purchase or holding is eligible for the exemptive relief available under any of the PTCEs listed above, the service provider exemption or another applicable exemption.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing Securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any Securities to a Plan or plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such plans generally or any particular plan, or that such investment is appropriate for such plans generally or any particular plan.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement, dated September   , 2007, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Citigroup Global Markets Inc., ING Financial Markets LLC and Wachovia Capital Markets, LLC are acting as representatives, has severally agreed to purchase the aggregate principal amount of Securities set forth opposite the name of such underwriter below. The underwriters can be contacted at the following addresses: c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013; c/o ING Financial Markets LLC, 1325 Avenue of the Americas, New York, NY 10019; c/o Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, NC 28288. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the Securities offered hereby if any of the Securities are purchased. If an underwriter defaults, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Principal Amount
of ING Perpetual
Underwriter	Hybrid Capital Securities

Citigroup Global Markets Inc.	$
ING Financial Markets LLC
Wachovia Capital Markets, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Banc of America Securities LLC
RBC Dain Rauscher Inc.
ABN AMRO Incorporated
A. G. Edwards & Sons, Inc.
J. P. Morgan Securities Inc.
Lehman Brothers Inc.

Total	$

The underwriters have advised us that they propose initially to offer the Securities to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of $      per Security for retail orders and $      per Security for institutional orders. The underwriters may allow, and the dealers may reallow, a discount not in excess of $      per Security to other dealers. After the initial public offering, the public offering prices, concessions and discounts may be changed.

The underwriters have an option to purchase up to an additional $      of the Securities to cover overallotments. They may exercise that option for 30 days. To the extent that the underwriters exercise this option, the underwriters will severally purchase Securities in approximately the same proportion as that set forth in the table above.

Before the offering, there has been no public market for the Securities. In order to meet the requirements for listing the Securities on the New York Stock Exchange, the underwriters will undertake:

•	to ensure that there will be not less than 1,000,000 publicly-held Securities;

•	to ensure that the aggregate market value of the Securities will be not less than $4,000,000; and

•	to sell lots of 100 or more Securities to a minimum of 400 beneficial holders.

We have agreed not to sell or transfer any Securities or any perpetual security substantially similar to the Securities for 30 days after the date of this prospectus supplement without first obtaining the prior written consent of the representatives. Specifically, we have agreed not to, directly or indirectly, sell, offer to sell, grant any option to sell or otherwise dispose of any Securities, or any security substantially similar to the Securities, other than pursuant to this prospectus supplement.

In connection with the issuance of the Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the underwriters may overallot the offering, creating a syndicate short position. In addition, the underwriters may bid for and purchase Securities in the open market to cover syndicate shorts or to stabilize the price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Pursuant to Rule 2720 of the NASD, no NASD member will execute transactions in any discretionary account without the prior specific written approval of the customer. We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and/or their affiliates have provided investment banking, commercial banking and financial advisory services to us or our affiliates in the past, for which they have received customary compensation and expense reimbursement, and may do so again in the future. ING Financial Markets LLC, our subsidiary, is participating in this offering of Securities as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of Rule 2720 of the NASD. In the future, ING Financial Markets LLC or other affiliates of ING Groep N.V. may repurchase and resell the Securities in market-making transactions, with resales being made at prices related to prevailing market prices at the time of the resale or at negotiated prices. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

It is expected that delivery of the Securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth day following the date of pricing of the Securities (such settlement cycle being herein referred to as “T+5”). Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on the date of pricing or the next two business days will be required, by virtue of the fact that the Securities initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Securities who wish to trade certificates on the date of pricing or the next business days should consult their own advisors.

Selling Restrictions

European Union.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may make an offer of Securities to the public in that Relevant Member State at any time under the following exceptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the other underwriters; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

For the purposes of this provision, the expression an offer of Securities to the public in relation to any Securities in any Relevant Member State means the communication to persons in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the

Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom.  Each underwriter has agreed that:

•	it has complied and will comply with all the applicable provisions of the Financial Services and Markets Act 2000, or FSMA, of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities or any investments representing the Securities (including without limitation the registration statement registering the Securities, the accompanying prospectus and this prospectus supplement) in circumstances in which Section 21(1) of the FSMA does not apply to ING Groep N.V.

Japan.  Each underwriter has agreed that:

•	the Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and that the Securities may not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or for the account or benefit of any persons for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

General.  Each underwriter has represented and agreed that with respect to any other jurisdiction outside the United States it has not offered or sold and will not offer or sell any of the Securities in any jurisdiction, except under circumstances that resulted or will result in compliance with the applicable rules and regulations of such jurisdiction and which will not require the publication by us of a prospectus or any registration or filing by us with any governmental agency or body or any state exchange authority.

VALIDITY OF THE SECURITIES

Sullivan & Cromwell LLP, our U.S. counsel, and Davis Polk & Wardwell, U.S. counsel for the underwriters, will pass on the validity of the Securities with respect to New York law. De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, will pass on certain matters relating to the Securities under Dutch law. KPMG Meijburg & Co., Amsterdam, The Netherlands, will pass on certain Dutch tax matters for us. Sullivan & Cromwell LLP and Davis Polk & Wardwell may rely upon the opinion of De Brauw Blackstone Westbroek N.V. with respect to all matters of Dutch law.

EXPERTS

The consolidated financial statements of ING Groep N.V. appearing in ING Groep N.V.’s Annual Report on Form 20-F for the year ended December 31, 2006 (including schedules appearing therein), and ING Groep N.V. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young Accountants, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. The report of Ernst & Young Accountants related to the consolidated financial statements is based in part on the report of KPMG Accountants N.V., independent registered public accounting firm, whose report, in turn, is based upon the report of Ernst & Young Reviseurs d’Entreprises SCCRL, independent registered public accounting firm. The reports of KPMG Accountants N.V. and Ernst & Young Reviseurs d’Entreprises SCCRL are also included in our Annual Report on Form 20-F for the year ended December 31, 2006 and are incorporated herein by reference. The financial statements and management’s assessment referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

PROSPECTUS

ING GROEP N.V.
(Amsterdam, The Netherlands)

Debt Securities
Preference Shares
American Depositary Shares

Bearer depositary receipts representing our ordinary shares are traded on Euronext Amsterdam N.V.’s Eurolist by Euronext which we refer to as Eurolist by Euronext. Eurolist by Euronext is the principal trading market for the bearer depositary receipts representing our ordinary shares. The bearer depositary receipts representing our ordinary shares are also listed on the stock exchanges of Brussels, Frankfurt and Paris, as well as on the Swiss Exchange. American depositary shares, representing bearer depositary receipts, representing our ordinary shares, are listed on the New York Stock Exchange under the symbol “ING.”

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issues of securities including the offering price of the securities. You should read this prospectus and the accompanying supplement carefully before you invest. We may offer and sell the securities directly to purchasers, through underwriters, dealers or agents, including ING Financial Markets LLC, one of our affiliates, or through any combination of these methods, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sale of these securities. In addition, one or more of our subsidiaries may use this prospectus in a market-making transaction involving any of these securities after our initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

ING FINANCIAL MARKETS

Prospectus dated December 1, 2005

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Available Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement.

ING Groep N.V.

ING Groep N.V. is a holding company, which was incorporated in 1991 under the laws of The Netherlands, with its corporate seat and headquarters in Amsterdam, The Netherlands. ING Group is one of the world’s largest financial service providers, offering a comprehensive range of life and non-life insurance, commercial and investment banking, asset management and related products and services in over 50 countries worldwide through its various subsidiary operations. ING Groep N.V.’s headquarters are located at Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, telephone 011-31-20-541-54-11.

The Securities We Are Offering

We may offer any of the following securities from time to time:

•	debt securities;

•	preference shares; and

•	American depositary shares.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer pursuant to this prospectus and a prospectus supplement, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Debt Securities

Our debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, your prospectus supplement will describe the specific designation, the aggregate principal or face amount and the purchase price; the ranking, whether senior or subordinated; the stated maturity, if any; the redemption terms, if any; the rate, or manner of calculating the rate, and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity; and any other specific terms.

We will issue the senior and subordinated debt securities under separate indentures between us and The Bank of New York, as trustee.

Preference Shares

We may offer our “A” preference shares or our “B” preference shares in one or more series. When we refer to our “preference shares” in this prospectus we mean both our “A” preference shares and our “B” preference shares. Our preference shares may be represented by bearer depositary receipts. Our preference shares rank before our ordinary shares in entitlement to dividends and distributions upon dissolution and liquidation of ING Groep N.V., but are subordinated to our cumulative preference shares. For any particular series of preference shares we offer, your prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends; the stated value and liquidation preference amount; the voting rights; the redemption terms; and any other specific terms.

American Depositary Shares

We may also offer bearer depositary receipts representing our ordinary shares, which will be held in the form of American depositary shares, as evidenced by ADRs. ADRs are American depositary receipts, which usually make owning foreign shares easier. Each ADR will represent one bearer depositary receipt in respect of one ordinary share. The ADRs will be issued by JPMorgan Chase Bank, as depositary. See “Description of Ordinary Shares” and “Description of the Stichting Trust and the Bearer Depositary Receipts” for a description of the ordinary shares and the bearer depositary receipts that the ADRs represent.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, which we refer to as DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, which we refer to as Euroclear, or Clearstream Banking, société anonyme, Luxembourg, which we refer to as Clearstream, named in your prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. We will issue debt securities only in registered form, without coupons, although we may issue debt securities in bearer form if so specified in your prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, (other than bearer depositary receipts, representing our ordinary shares or preference shares), including the purchase price, will be payable in U.S. dollars, unless your prospectus supplement says otherwise.

Listing

If any securities are to be listed on a securities exchange or quoted on a quotation system, your prospectus supplement will say so.

Use of Proceeds

Unless we indicate otherwise in your prospectus supplement, we intend to use the net proceeds from the initial sales of securities to provide additional funds for our operations and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that will only be issued after the date of this prospectus, as well as debt securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

AVAILABLE INFORMATION

We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the Securities and Exchange Commission, or the SEC. You may also read and copy any document we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. Our filings with the SEC are also available through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our ADSs are listed.

We have filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC covering the securities. For further information on the securities of ING Groep N.V., you should review our registration statement and its exhibits. This prospectus summarizes material provisions of the contracts and other documents to which we refer you. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

The SEC allows us to “incorporate by reference” the information we file with them, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

We incorporate by reference the following documents or information which we filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 20-F for the year ended December 31, 2004, filed on April 18, 2005;

•	current reports on Form 6-K filed on July 14, 2005, September 14, 2005, September 23, 2005 (related to our six-month results), November 9, 2005, November 14, 2005 (related to our nine-month results) and November 30, 2005;

•	our registration statement on Form 8-A filed on May 20, 1997, describing the ordinary shares, bearer depositary receipts and ADSs, including any further amendments or reports filed for the purpose of updating those descriptions; and

•	any filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as well as any Form 6-K furnished to the SEC to the extent such Form 6-K expressly states that we incorporate such form by reference, on or after the date of this prospectus and before the termination of any offering of securities hereunder.

You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address: ING Groep N.V., Attention: Investor Relations, Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands, telephone: 011-31-20-541-54-11.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is prohibited. You should assume that the information appearing in this prospectus, as well as information we previously filed with, or furnished to, the SEC and incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Although we have based these forward-looking statements on our expectations and projections about future events, it is possible that actual results may differ materially from our expectations. In many cases, we include a discussion of the factors that are most likely to cause forward-looking statements to differ from actual results together with the forward-looking statements themselves.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward looking statements is contained under “Cautionary Statement with Respect to Forward-Looking Statements” in our Annual Report on Form 20-F for 2004, which is incorporated in this prospectus by reference (and will be contained in any of our annual reports for a subsequent year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

In light of the factors described in the applicable Annual Report on Form 20-F and the other factors described in this prospectus, the forward-looking events might not occur at all or may occur differently than as described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

PRESENTATION OF FINANCIAL INFORMATION

Financial statement amounts prior to December 31, 2004 contained in our Annual Report on Form 20-F for 2004 are incorporated in this prospectus by reference. Except as otherwise noted, these financial statement amounts are presented in accordance with generally accepted accounting principles in The Netherlands, which we refer to as Dutch GAAP. Dutch GAAP differs in certain significant respects from generally accepted accounting principles in the United States, which we refer to as U.S. GAAP. Please refer to Note 6 to the Consolidated Financial Statements that are contained in our Annual Report for 2004 and that we incorporate by reference into this prospectus for a description of the significant differences between Dutch GAAP and U.S. GAAP and a reconciliation of certain income statement and balance sheet items to U.S. GAAP.

With effect from January 1, 2005, our consolidated annual and interim financial statements, including the interim financial statements for the first six months of 2005 included in the report on Form 6-K filed with the SEC on September 23, 2005, are and will be prepared in accordance with International Financial Reporting Standards, which we refer to as IFRS. The IFRS accounting policies applied to the interim financial statements for the first six months of 2005 are not final and may change. Such changes may result from a number of factors, including changes in IFRS standards, changes in regulatory requirements, additional reviews and analyses (including market trends), and audit review. IFRS differs in certain significant respects from Dutch GAAP. Our Annual Reports on Form 20-F starting with our Annual Report for 2005 will present the effects of the differences on our audited consolidated financial statements between IFRS and U.S. GAAP. For information on our transition from Dutch GAAP to IFRS, see “Item 5 — Operating and Financial Review and Prospects — Critical Accounting Policies — Transition to IFRS” in our Annual Report for 2004 and our Report on Form 6-K filed on September 14, 2005, which is incorporated by reference into this prospectus.

ABOUT THIS PROSPECTUS

Unless otherwise specified, in this prospectus “ING Groep N.V.,” refers to ING Groep N.V., the holding company incorporated under the laws of The Netherlands; and “we,” “our” and “us”, as well as “ING,” “ING Group,” or the “Group” refers to ING Groep N.V. and its consolidated subsidiaries. ING Groep N.V.’s primary insurance and banking subholdings are ING Verzekeringen N.V. and ING Bank N.V., respectively. When we refer to “ING Bank,” we mean ING Bank N.V., together with its consolidated subsidiaries. The “Stichting Trust” refers to the Stichting ING Aandelen, an administrative trust that holds approximately 99% of the outstanding ordinary shares of ING Groep N.V. and that issues bearer depositary receipts for such shares and for our preference shares.

USE OF PROCEEDS

Except as may be described in your prospectus supplement, we will use the net proceeds from the initial sales of the securities offered under this prospectus and your prospectus supplement to provide additional funds for our operations and for other general corporate purposes. Our general corporate purposes may include the repayment or reduction of indebtedness, acquisitions and working capital requirements.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to “ING Groep N.V.,” “we,” “our” and “us” refer only to ING Groep N.V. and not to ING’s consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section and your prospectus supplement will summarize all the material terms of each indenture and your debt security. They do not, however, describe every aspect of each indenture and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms. As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security. The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed a copy of the indenture with the SEC as an exhibit to our registration statement. See “Available Information” above for information on how to obtain a copy.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or The Netherlands.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our cash flow and our consequent ability to service our debt, including the debt securities, are largely dependent upon the cash flow and earnings of our subsidiaries, including dividends we receive from some of those subsidiaries. Since we also guarantee certain obligations of some of our subsidiaries, any liability we may incur for our subsidiaries’ obligations could reduce the assets that are available to satisfy claims of our direct creditors, including investors in the debt securities. Additionally, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by the net capital requirements of our various regulators.

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the title of the series of debt securities;

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity or maturities, if any;

•	the price at which we will originally issue your debt security, expressed as a percentage of the principal amount of the debt securities of the same series, and the original issue date;

•	any provisions for “reopening” the offering at a later time to offer additional debt securities having the same terms as your debt security;

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security and also whether it is an original issue discount debt security or a perpetual debt security;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and other relevant terms, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the date or dates on which any interest on the debt securities of the series will be payable, the regular record date or dates we will use to determine who is entitled to receive interest payments and any right to extend or defer the interest payment periods and the duration of the extension;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable and where any transfer, conversion or exchange, if applicable, will occur;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if the debt securities may be converted into or exercised or exchanged for our ordinary shares, American depositary receipts, preference shares or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of ordinary shares, American depositary receipts, preference shares or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether your debt securities will be listed on the New York Stock Exchange or any other securities exchange or whether the debt securities will not be listed;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•	if applicable, any additional investment considerations relating to the debt securities;

•	if your debt security is subject to mandatory or optional remarketing or other mandatory or optional resale provisions, the date or period during which such resale may occur, any conditions to such resale and any right of the holder to substitute securities for the securities subject to resale;

•	any conditions or limitations to defeasance of the debt securities, to the extent different from those described under “Defeasance” in this prospectus;

•	any changes or additions to the events of default or covenants contained in the relevant indenture;

•	if applicable, any subordination provisions that will apply, to the extent different from those described in this prospectus;

•	the names and duties of any co-trustees, authenticating agents, paying agents, transfer agents or registrars for your debt security;

•	any specific Dutch or U.S. federal income tax considerations relating to the debt securities not addressed in this prospectus; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

If your debt security is a fixed rate debt security, the prospectus supplement will also describe:

•	the annual rate or rates at which your debt security will bear interest, if any;

•	the date or dates from which that interest, if any, will accrue; and

•	the interest payment dates to the extent different from those described herein.

If your debt security is a floating rate debt security, the prospectus supplement will also describe:

•	the interest rate basis;

•	any applicable index currency or maturity, spread or spread multiplier or initial maximum or minimum rate;

•	the interest reset, determination, calculation and payment dates;

•	the day count used to calculate interest payments for any period; and

•	the calculation agent.

If your debt security is an indexed debt security, the prospectus supplement will also describe:

•	the principal amount, if any, we will pay you at maturity;

•	the index that your security is based upon;

•	the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any; and

•	the terms on which your debt security will be exchangeable for or payable in cash, securities or other property.

If your debt security is a perpetual debt security, the prospectus supplement will also describe:

•	the circumstances under which we have a right to defer interest payments; and

•	if applicable, our ability to satisfy our payment through the issuance of ordinary shares or preference shares.

While this prospectus describes terms that apply generally to all the debt securities, the prospectus supplement applicable to your debt security will summarize specific financial and other terms of your debt security. Consequently, as you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

Market-Making Transactions

If you purchase your debt security — or any of our other securities we describe in this prospectus — in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which ING Financial Markets LLC or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of that security.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of the Group. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will constitute part of our senior debt, will be issued under our senior debt indenture described below and will rank on a parity with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and, except as otherwise described in your prospectus supplement, will be subordinate in right of payment to all of our “senior debt,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and The Bank of New York, which will initially act as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness, including additional senior indebtedness.

The trustee under each indenture has two main roles:

•	first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Default, Remedies and Waiver of Default”; and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

The indenture and its associated documents, including any supplemental indenture and your debt security, contain the full text of the matters described in this section and the other terms described in your prospectus supplement. A copy of each indenture has been filed with the SEC as part of our registration statement. See “Available Information” above for information on how to obtain a copy.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued, including any supplemental indenture, and the trustee under that indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, including all debt securities we have issued and will issue under the senior debt indenture.

Except as otherwise modified with respect to a particular issuance of debt securities, the subordinated debt indenture defines “senior debt” as all indebtedness and obligations of, or guaranteed or assumed by, ING Groep N.V. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, all the foregoing not stated in the instrument which created, incurred or guaranteed such indebtedness or obligation to be subordinated. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. We will describe any such modification in your prospectus supplement. Some of the modifications applicable to perpetual debt securities are described below in this subsection.

The subordinated debt indenture provides that, unless all principal of, and any premium or interest on, the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture, and the holders of that series, can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness are fully satisfied.

The subordinated debt indenture allows the holder of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

In the case of perpetual debt securities, which are described in more detail below under “— Types of Debt Securities — Perpetual Debt Securities,” the definition of senior debt will be different than the definition of senior debt described above and will be specified in your prospectus supplement. Unless otherwise specified in your prospectus supplement, we will also enter into a supplemental indenture that sets out the specific terms of the perpetual debt securities, including our covenant that so long as any of the perpetual debt securities are outstanding, we will not issue any preference shares (or other securities which are akin to preference shares as regards distributions on a return of assets upon our liquidation or in respect of distribution or payment of dividends and/or any other amounts thereunder by us) or give any guarantee or contractual support arrangement in respect of any of our preference shares or such other securities or in respect of any other entity if such preference shares, such other securities akin to preference shares, guarantees or contractual support arrangements would rank (as regards distributions on a return of assets upon our liquidation or in respect of distribution or payment of dividends and/or any other amounts thereunder by us) senior to the perpetual debt securities, unless we alter the terms of the perpetual debt securities such that the perpetual debt securities effectively rank pari passu from a financial point of view with any such preference shares, such other securities akin to preference shares or such guarantee or support undertaking.

We are a Holding Company

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries may be restricted by net capital requirements of our various regulators. We also guarantee certain obligations of some of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

Our Relationship with the Trustee

The Bank of New York is initially serving as the trustee for the debt securities and all other series of debt securities to be issued under each indenture. The Bank of New York has provided commercial banking and other services for us and our related companies in the past and may continue to do so in the future. Among other things, The Bank of New York serves as trustee or agent with regard to certain of our other outstanding debt obligations.

Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, trust agreements or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Governing Law

Each indenture and the debt securities will be governed by New York law, unless otherwise specified in your prospectus supplement.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will only reopen an issuance if such reopening will be a “qualified reopening” for U.S. federal income tax purposes. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, will be described in your prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts that We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities in amounts that exceed the total amount specified on the cover of this prospectus at any time without your consent and without notifying you. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

Neither the indentures nor the debt securities limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, unless described in your prospectus supplement.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, if any, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal. We may also issue debt securities that do not have a stated maturity and are perpetual in nature.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to ING Groep N.V. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities in Registered Form.” See “— Considerations Relating to Securities Linked to a Foreign Currency” below for more information about risks of investing in debt securities of this kind.

Debt Securities Not Secured by Assets

No series of debt securities will be secured by any property or assets of ING Group.

Types of Debt Securities

We may issue any of the following three types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Unless otherwise specified in your prospectus supplement, each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in your prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Unless otherwise specified in your prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in your prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Calculation of Interest.  Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be an affiliate of ours. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in your prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in your prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in your prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of ING.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security, depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than ING Groep N.V.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “— Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Perpetual Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be a perpetual debt security.

A debt security of this type has no fixed maturity or mandatory redemption date and may be subject to our right to defer interest payments as described in your prospectus supplement. A perpetual debt security is not redeemable at the option of the holder of a perpetual debt security at any time and is not redeemable at our option except as described in your prospectus supplement. A perpetual debt security may be convertible, at our option, into preference shares, cumulative preference shares or ordinary shares under certain circumstances described in your prospectus supplement. Unless otherwise specified in your prospectus supplement, we will compute interest on perpetual debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at redemption as described below under “— Payment Mechanics for Debt Securities in Registered Form — How We May Make Payments on Perpetual Debt Securities.”

Interest payments and any other payments in respect of the perpetual debt securities may be subject to deferral in certain circumstances. These circumstances, along with the circumstances under which we cannot defer payment, will be described in your prospectus supplement.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation — Material

Tax Consequences of Owning Our Debt Securities — U.S. Taxation — U.S. Holders — Original Issue Discount” below for a description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity, if any, unless your prospectus supplement specifies a redemption date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, if any, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or on specific dates after such date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person who can exercise the right to repayment. Any indirect owners who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that such banks or brokers notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

We urge street name and other indirect owners to contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in your prospectus supplement, except in the case of debt securities that have a variable rate of interest, which may only be redeemed on an interest payment date, we may redeem each series of debt securities at our option in whole, but not in part, at any time if:

•	we would be required to pay additional amounts, as a result of any change in the tax laws of The Netherlands or of a jurisdiction in which a successor of ING Groep N.V. is organized which becomes effective on or after the date of issuance of that series, as explained below under “— Payment of Additional Amounts With Respect to the Debt Securities”; or

•	as a result of any change in any treaty affecting taxation to which The Netherlands, or a jurisdiction in which a successor to ING Groep N.V. is organized, is a party, which becomes effective on or after a date on which we issue the debt securities, we would be required to deduct or withhold tax on any payment of principal, premium, if any, or interest.

In both of these cases, however, we will not be permitted to redeem a series of debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us. Except in the case of outstanding original issue discount debt securities which may be redeemed at the redemption price specified by the terms of that series of debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

Conversion

Your debt securities may be convertible into or exchangeable for preference shares, ordinary shares, American depositary shares or other securities of ING Groep N.V. or another issuer if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of preference shares, ordinary shares, American depositary shares or other securities of ING Groep N.V. or another issuer to be received by you upon conversion or exchange.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with or into another company. We are also permitted to sell substantially all our assets to another company. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•	if we are not the successor entity, the successor entity must expressly agree to be legally responsible for the debt securities of that series and the indenture with respect to that series and must be organized as a corporation, partnership, trust, limited liability company or similar entity. The successor entity may be organized under the laws of any jurisdiction; and

•	the merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under “Default Remedies and Waiver of Default — Events of Default.” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of ING Groep N.V. but in which we do not merge or consolidate, and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially in their entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Defeasance

Defeasance and Covenant Defeasance

Unless we say otherwise in your prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each series of senior or subordinated debt securities. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate, indexed debt security or perpetual debt security.

Full Defeasance.  If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payments and other obligations on your debt securities. This is called full defeasance. To do so, each of the following must occur:

•	we must deposit in trust for the benefit of all holders a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on your debt securities on their various due dates;

•	there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. Under current U.S. federal tax law, the deposit and our legal release from the debt security would be treated as though we took back your debt security and gave you your share of the cash or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security;

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change or Internal Revenue Service ruling described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under “— The Senior Debt Indenture and the Subordinated Debt Indenture — Subordination Provisions,” would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness; and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance.  Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, we must do both of the following:

•	we must deposit in trust for the benefit of the holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on your debt security on their various due dates; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that under then-current U.S. federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, the conditions described in the last two bullet points under “— Full Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless your prospectus supplement specifically provides that they do.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the indenture and the debt securities would no longer apply:

•	any additional covenants that your prospectus supplement may state are applicable to your debt security; and

•	the events of default resulting from a breach of covenants, described below in the fourth item under “— Default, Remedies and Waiver of Default — Events of Default.”

If we accomplish covenant defeasance, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurs, like our bankruptcy, and your debt security becomes immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

Events of Default

Unless otherwise indicated in your prospectus supplement, with respect to any series of debt securities, when we refer to an event of default, we mean any of the following:

•	we do not pay the principal of, or any premium on, any debt security of that series on its due date;

•	we do not pay interest on any debt security of that series within 30 days of its due date;

•	we remain in breach of any covenant we make in the applicable indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt security of the affected series;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to ING Groep N.V. occur. Those events must arise under U.S. federal or state law or Dutch law unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized;

•	we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in your prospectus supplement; or

•	if your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Remedies if an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— The Senior Debt Indenture and the Subordinated Debt Indenture — Subordination Provisions.”

Except as specified in your prospectus supplement, if an event of default has occurred and has not been cured or waived, the trustee or the holders of 25% or more in principal amount of all debt securities of the affected series may declare the entire principal amount of all such debt securities to be due immediately. Except as specified in your prospectus supplement, if an event of default occurs because of events in bankruptcy, insolvency or reorganization relating to ING Groep N.V., the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected debt securities. If the maturity of any debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities affected by the acceleration may cancel the acceleration for all the affected debt securities.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use its rights and powers under the applicable indenture, and in doing so, to use the same degree of care and skill that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the relevant series of debt securities may direct, from time to time, the method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the relevant series of debt securities.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, all of the following must occur:

•	the holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	the holders of 25% or more in principal amount of all of the relevant debt securities must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the related series of debt securities must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all the relevant series of debt securities.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or about its due date.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without your approval.

We Will Give the Trustee Information About Defaults Annually

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the debt securities and the indenture they are issued under, or else specifying any default.

We urge book-entry and other indirect owners to consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare a cancellation of an acceleration of maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance.”

Modifications of the Indentures

There are four types of changes we can make to a particular indenture and the debt securities issued thereunder.

Changes Requiring Each Holder’s Approval

First, there are changes that we or the trustee cannot make without the approval of each holder of a debt security affected by the change under a particular indenture. We cannot:

•	change the stated maturity, if any, for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security, if it is in non-global form;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken together, the approval of whose holders is needed to change the indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities and any other affected series of debt securities, taken separately or together, as the case may be, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•	change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities. These changes are limited to clarifications and changes that would not adversely affect the debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to either indenture and the debt securities issued under that indenture would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the relevant series of debt securities; or

•	if the change affects more than one series of debt securities issued under an indenture, it must be approved by the holders of a majority in principal amount of the series affected by the change, with all affected series voting together as one class for this purpose (and of any series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging which we describe above under “— Mergers and Similar Transactions.” If the holders agree to waive a covenant, we will not have to comply with it. A majority of holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of each holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities of that series in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “Defeasance — Defeasance and Covenant Defeasance — Full Defeasance”; or

•	if we or one or our affiliates is the owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as a single class, and would also be entitled to vote separately, as a series only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of holders of the relevant series. For series of debt securities that have these rights, the rights will be described in your prospectus supplement. For series that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue series having these or other special rights without obtaining the consent of or giving notice to holders of outstanding securities.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any date as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by the holders. If we or the trustee set a record date for an approval or other action to be taken by the holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

Form

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in your prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in your prospectus supplement.

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Transfer and Exchange

Unless we indicate otherwise in your prospectus supplement, holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exchange will be described in your prospectus supplement.

Payment Mechanics for Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. If the principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment, or, in the case of a global security, in accordance with the applicable policies of DTC, Euroclear and Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in your prospectus supplement, interest on any fixed rate debt security (other than perpetual debt securities) will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. Unless we specify otherwise in your prospectus supplement, interest on any perpetual debt security will be payable quarterly each January 15, April 15, July 15 and October 15. The regular record date relating to an interest payment date for any perpetual debt security shall be January 1, April 1, July 1 and October 1, respectively. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, the record date for any payment date for a debt security in book-entry form will be the business day prior to the payment date.

Business Day

The term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, it is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The Netherlands or New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in your prospectus supplement;

•	if the debt security is a floating rate debt security whose interest rate is based on LIBOR, it is also a day on which dealings in the relevant index currency specified in your prospectus supplement are transacted in the London interbank market;

•	if the debt security has a specified currency other than U.S. dollars or euro, it is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euro, it is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•	if the debt security is held through Euroclear, it is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, it is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We May Make Payments on Perpetual Debt Securities

Deferral of Interest Payments.  Interest payments and any other payments on perpetual debt securities may be subject to deferral in some circumstances. We may be required to defer payment if we do not satisfy solvency conditions or if, after making such a payment, we would not satisfy certain solvency conditions that will be described in your prospectus supplement. In addition, we may defer payment if we comply with a number of requirements. In either case, unless we obtain permission from our relevant regulator, we may be required to satisfy our obligation to pay in accordance with the alternative interest satisfaction mechanism described below.

Alternative Interest Satisfaction Mechanism.  We may be permitted, and under certain circumstances required, to satisfy our obligation to pay you through the issuance of our ordinary shares which, when sold, will provide a cash amount sufficient for us to make payments due to you in respect of the relevant payment. Absent certain conditions, we may elect to use this alternative interest satisfaction mechanism in order to satisfy our obligation to make any interest payment by giving not less than 16 business days’ notice to the trustee.

Our obligation to pay in accordance with the alternative interest satisfaction mechanism will be satisfied in accordance with the procedures described in your prospectus supplement.

If we elect to make any payment in accordance with the alternative interest satisfaction mechanism, the receipt of cash proceeds on the sale of our ordinary shares issued to the trustee or its agent will satisfy the relevant payment or the relevant part of such payment. The proceeds from the sale of ordinary shares pursuant to the alternative interest satisfaction mechanism will be paid to you by the trustee in respect of the relevant payment.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities.  We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities.  Unless otherwise specified in your prospectus supplement, we will make payments on a debt security in non-global form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds, i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection for payment amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities.  We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What is a Global Security?”.

Indirect owners of a global security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities.  Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars.  Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payment in U.S. dollars of an amount due in another currency, whether on a global debt security or on a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount you receive in the exchange agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available.  If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency is not available to us due to circumstances beyond our control — which may include the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in the manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent.  If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in your prospectus supplement. We may select ING Financial Markets LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be made in its sole discretion unless we state in your prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, unless we specify otherwise in your prospectus supplement, we will make the payment on the next day that is a business day unless such business day would fall in the next calendar year. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “— Business Day.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Payment of Additional Amounts with Respect to the Debt Securities

Unless otherwise indicated in your prospectus supplement, all amounts of principal of, and any premium and interest on, any debt securities will be paid by ING Groep N.V. without deduction or withholding for any taxes, assessments or other charges imposed by the government of The Netherlands, or the government of a jurisdiction in which a successor to ING Groep N.V. is organized. If deduction or withholding of any of these charges is required by The Netherlands, or by a jurisdiction in which a successor to ING Groep N.V. is organized, ING Groep N.V. or such successor, as the case may be, will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, “additional amounts” will not be paid for:

•	the amount of any tax, assessment or other governmental charge imposed by any taxing authority of or in of the United States;

•	the amount of any tax, assessment or other governmental charge which is only payable because either:

•	a connection exists between the holder and The Netherlands (or such jurisdiction in which a successor to ING Groep N.V. is organized); or

•	the holder presented the debt security for payment (where presentation is required) more than 30 days after the date on which the relevant payment became due or was provided for, whichever is later;

•	the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•	the amount of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from a payment on the debt securities;

•	the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the beneficial owner of the debt security failing to comply with a timely request from us to either provide information concerning the beneficial owner’s nationality, residence or identity or make any claim to satisfy any information or reporting requirement, if the completion of either would have provided an exemption from the applicable governmental charge;

•	any combination of the taxes, assessments or other governmental charges described above; or

•	the amount of any tax imposed on a payment to an individual that is required to be made pursuant to the Directive of the European Council of Economics and Finance Ministers, adopted on June 3, 2003 (2003/48/EC) or any law implementing or complying with, or introduced in order to conform to, that Directive.

In addition, we will not pay “additional amounts” to a holder that is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment where the law requires the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such “additional amounts” had it been the holder.

The prospectus supplement will describe any additional circumstances under which additional amounts will not be paid with respect to debt securities.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Service of Process

We have appointed ING Financial Holdings Corporation, acting through its office at 1325 Avenue of the Americas, New York, New York, as our authorized agent for service of process in any legal action or proceeding to which we are party relating to either indenture or any debt securities brought in any federal or state court in New York City and have submitted to the non-exclusive jurisdiction of those courts.

CONSIDERATIONS RELATING TO OUR DEBT SECURITIES

Considerations Relating to Indexed Securities

We use the term “indexed securities” to mean debt securities whose value is determined by reference to the price or value of one or more securities of one or more issuers, currencies, commodities, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index.” Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read your prospectus supplement for a discussion of U.S. federal tax matters.

Investors in Indexed Securities Could Lose Their Investment

The principal amount of an indexed debt security payable at maturity, and/or the amount of interest payable on an indexed debt security on an interest payment date, will be determined by reference to the price or value of one or more indices. The direction and magnitude of the change in the value of the relevant index will determine the principal amount of an indexed debt security payable at maturity and/or the amount of interest payable on an indexed debt security on an interest payment date. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase an indexed security, you may lose all or a portion of the principal you invest and may receive no interest on your investment.

The Issuer of a Security or Currency that Serves as an Index Could Take Actions that May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed debt security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a debt security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “— Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency — Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed security may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a debt security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information about Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in your prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

ING Bank N.V. and our other affiliates may have conflicts of interest with respect to some indexed securities. ING Bank N.V. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments or act as financial adviser to issuers of the securities that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

ING Bank N.V. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that ING Bank N.V. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on your security.

Considerations Relating to Securities Linked to a Non-U.S. Dollar Currency

If you intend to invest in a debt security whose principal and/or interest is payable in a currency other than U.S. dollars, you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-Dollar Security Involves Currency-Related Risks

An investment in a debt security with a specified currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security payable solely in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the U.S. or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar-equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-Dollar Securities Will Permit Us to Make Payments in Dollars or Delay Payment if We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars will provide that if, because of circumstances beyond our control, the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “— Payment Mechanics for Debt Securities in Registered Form — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, and may even be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a debt security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-Dollar Security, an Investor May Bear Currency Exchange Risk

Unless otherwise specified in your prospectus supplement, the debt securities under the applicable indenture will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about Exchange Rates May Not Be Indicative of Future Performance

If we issue a debt security denominated in a specified currency other than U.S. dollars, we may include in your prospectus supplement a currency supplement that provides information about historical exchange rates for the specified currency. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular debt security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in your prospectus supplement that any determination is subject to approval by ING Groep N.V.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

DESCRIPTION OF ORDINARY SHARES WE MAY OFFER

Please note that in this section entitled “Description of Ordinary Shares We May Offer,” reference to “ING Groep N.V.,” “we,” “our” and “us” refer only to ING Groep N.V. and not to ING’s consolidated subsidiaries. This section and your prospectus supplement will summarize all the material terms of our ordinary shares, including summaries of certain provisions of our articles of association and applicable Dutch law in effect on the date hereof. They do not, however, describe every aspect of the ordinary shares, the articles of association or Dutch law. References to provisions of our articles of association are qualified in their entirety by reference to the full articles of association, an English translation of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

As of September 30, 2005 our authorized share capital is divided into 3,000 million ordinary shares, with a nominal value of EUR 0.24 per ordinary share, 100 million “A” preference shares with a nominal value of EUR 1.20 per “A” preference share, 1 billion “B” preference shares with a nominal value of EUR 1.20 per “B” preference share and 900 million cumulative preference shares with a nominal value of EUR 1.20 per cumulative preference share. The ordinary shares, the “A” preference shares, the “B” preference shares and the cumulative preference shares are each in registered form. The outstanding ordinary shares and “A” preference shares are fully paid and non-assessable. Over 99% of the outstanding ordinary shares are currently held by the Stichting Trust, which has issued bearer depositary receipts in exchange therefor. As of September 30, 2005, 2,204.9 million ordinary shares were issued and outstanding. In addition, as of September 30, 2005, 87.080 million “A” preference shares, no “B” preference shares and no cumulative preference shares were issued and outstanding.

Dividends

Dividends, whether in cash or shares, may be payable out of our annual profits as reflected in the annual accounts adopted by the general meeting of shareholders of ING Groep N.V. Each year, a final dividend in respect of the prior year is generally declared at and paid after the annual general meeting of shareholders generally held in April or May of each year. Each year, after publication of the financial results for the first six months of the year, an interim dividend is generally distributed by way of an advance against the final dividend. The declaration of interim dividends is subject to the discretion of our Executive Board, whose decision to that effect is subject to the approval of our Supervisory Board. The Executive Board decides, subject to the approval of our Supervisory Board, which part of the annual profits (after payment of dividends on preference shares and cumulative preference shares) will be added to the reserves of ING Groep N.V. The part of the annual profits that remains after this addition to the reserves and after payment of dividends on preference shares and cumulative preference shares is at the disposal of the general meeting of shareholders, which may declare dividends therefrom and/or add additional amounts to the reserves of ING Groep N.V. A proposal of the Executive Board with respect thereto is submitted to the general meeting of shareholders. ING Groep N.V.’s profit retention and distribution policy is dictated by its internal financing requirements on the one hand and the shareholders’ dividend expectations on the other. ING Groep N.V.’s internal funding needs are determined partly by statutory solvency requirements and capital ratios, compliance with which is essential to its existence. No less important to ING Groep N.V. are its credit ratings, which directly affect its financing costs and hence its profitability. For their part, shareholders expect a dividend which reflects ING Groep N.V.’s financial results and is relatively predictable. There can be no assurance that the Group will declare and pay any dividends in the future. See “Item 8 — Financial information — Dividends” in our Annual Report on Form 20-F for a more detailed discussion of the dividend rights of holders of ordinary shares. Our Executive Board may also decide, with the approval of the Supervisory Board, to declare dividends in the currency of a country other than The Netherlands, in which the bearer depositary receipts representing our ordinary shares are trading.

Voting Rights

General Meetings of Shareholders of ING Groep N.V.

Under Netherlands law, we must hold at least one annual general meeting of shareholders, not later than six months after the end of the fiscal year. Pursuant to our articles of association, general meetings of shareholders may also be held as often as the Executive Board or the Supervisory Board deems desirable. In addition, shareholders or holders of bearer depositary receipts representing at least one-tenth of the issued share capital may request the Executive Board in writing to convene a general meeting of shareholders. If the Executive Board or the Supervisory Board has not taken measures so that the meeting can be held within six weeks after such request has been made, the persons who have made the request may, upon their application, be authorized by the judge for interim provisions (voorzieningen rechter) of the competent court to convene such a meeting.

Our articles of association specify the places where general meetings of shareholders may be held, all of which are located in The Netherlands. In order to attend, to address and to vote at the general meeting of shareholders, holders of ordinary shares (including those voting by proxy) must notify us in writing of their intention to attend the meeting by the date determined by the Executive Board and stated in the notice of meeting, which date shall not be earlier than the seventh day before the day of the meeting.

We do not directly solicit from or nominate proxies for our shareholders and are exempt from the SEC’s proxy rules under the Exchange Act; however, the Stichting Trust may solicit proxies. Shareholders and other persons entitled to attend general meetings of shareholders may be represented by proxies with written authority. See “Item 7 — Major shareholders and related party transactions” in our Annual Report on Form 20-F.

Resolutions are adopted at general meetings of shareholders by an absolute majority of the votes cast (except where a larger majority of votes is required by the articles of association or Netherlands law) and there are generally no quorum requirements applicable to such meetings, except as described in the following paragraph. Each ordinary share presently carries one vote. Each preference share and each cumulative preference share presently carries five votes.

Amendment of Articles of Association, Legal Merger, Split-Up and Winding-Up of ING Groep N.V. Resolutions to amend our articles of association or to dissolve ING Groep N.V. may only be adopted upon a proposal by the Executive Board that is approved by the Supervisory Board. Such resolution must generally be approved by a majority of at least two-thirds of the votes cast at a general meeting of shareholders at which more than two-thirds of the issued share capital is represented. By operation of law, the same rules apply for resolutions with respect to legal merger (juridische fusie) and split-up (splitsing) as defined in the Dutch Civil Code. In addition to such resolution of the general meeting of shareholders, a prior or simultaneous resolution by shareholders of the same class whose rights are affected by the merger or split-up must approve the merger or split-up.

Adoption of Annual Accounts

As provided by Netherlands law and by our articles of association, the Executive Board submits ING Groep N.V.’s annual Netherlands statutory accounts, together with a certificate of the audit in respect thereof, to the general meeting of shareholders for adoption. Upon such adoption, these accounts are submitted to the general meeting of shareholders for approval.

Liquidation Rights

In the event of the dissolution and liquidation of ING Groep N.V., the assets remaining after payment of all debts and liquidation expenses are first to be distributed to the holders of cumulative preference shares to the extent of the nominal amount paid up on the cumulative preference shares plus accrued dividends. Then the “A” preference shareholders are entitled to receive the amount for which the “A” preference shares were first subscribed for plus accrued dividends per share, and the “B” preference shareholders are entitled to receive the amount for which the “B” preference shares were first subscribed for plus accrued dividends. Any remainder will be distributed to holders of the ordinary shares in proportion to their number of shares.

Pre-emptive Rights

Except in cases provided by Netherlands law, each holder of ordinary shares shall have a pre-emptive right to issues of ordinary shares. Pre-emptive rights may be restricted or excluded by resolution of the general meeting of shareholders or a body thereunto duly authorized by the general meeting of shareholders, which resolution shall require a majority of at least two-thirds of the votes cast if less than half of the issued share capital is represented.

Acquisition and Cancellation of Ordinary Shares

We may acquire ordinary shares and/or bearer depositary receipts representing our ordinary shares, subject to compliance with certain Netherlands law requirements (including that the aggregate nominal value of all ordinary shares, preference shares, cumulative preference shares and/or bearer depositary receipts held by ING

Groep N.V. and any of its subsidiaries at any one time amounts to no more than 10% of our issued share capital). Shares owned by us may not be voted or counted for quorum purposes. Any such acquisitions are subject to the decision of the Executive Board, the approval of the Supervisory Board and the authorization of shareholders at the general meeting of shareholders of ING Groep N.V. Shares and/or bearer depositary receipts representing our ordinary shares held by us may be resold without triggering preemptive rights.

The general meeting of shareholders has the power to decide to cancel any of our shares we acquire. Any such proposal is subject to general requirements of Netherlands law with respect to reduction of capital.

In addition, the general meeting of shareholders has the power to cancel one or more classes (or series within those classes) of preference shares. Furthermore, the general meeting of shareholders may decide to reduce the nominal amount of any or all classes (or series within those classes) of our share capital. Any such proposal is subject to general requirements of Netherlands law with respect to reduction of capital as well as the relevant provisions of our articles of association.

Limitations on Right to Hold or Vote the Ordinary Shares

There are no limitations imposed by Netherlands law or by our articles of association on the right of non-resident owners to hold or vote the ordinary shares solely by reason of such non-residence.

DESCRIPTION OF PREFERENCE SHARES WE MAY OFFER

Please note that in this section entitled “Description of Preference Shares We May Offer,” references to “ING Groep N.V.,” “we,” “our” and “us” refer only to ING Groep N.V. and not to ING’s consolidated subsidiaries. This section and your prospectus supplement will summarize the material terms of our preference shares, including summaries of certain provisions of our articles of association and applicable Netherlands law in effect on the date hereof. They do not, however, describe every aspect of the preference shares, the articles of association or Netherlands law. References to provisions of our articles of association are qualified in their entirety by reference to the full articles of association, an English translation of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

Of the authorized 100 million “A” preference shares, 87.080 million were issued and outstanding at September 30, 2005. None of the 1 billion authorized “B” preference shares has been issued. The “B” preference shares are subdivided into five series of 25 million, 25 million, 200 million, 375 million and 375 million shares. Preference shares may be issued only if at least the nominal amount of such preference shares is paid. Each preference share presently carries five votes. Over 99% of the outstanding “A” preference shares are currently held by the Stichting Trust, which has issued bearer depositary receipts in exchange therefor.

Preference shares rank before ordinary shares in entitlement to dividends and distributions upon dissolution and liquidation of ING Groep N.V., but are subordinated to the cumulative preference shares. Holders of “A” preference shares rank pari passu with holders of “B” preference shares.

If the profit or the amount available for distribution to the holders of preference shares upon dissolution and liquidation of ING Groep N.V. is not sufficient to make such distribution in full, such holders will receive a distribution in proportion to the amount they would have received if such distribution could have been made in full. The preference shares are not cumulative and the holders thereof will not be compensated in subsequent years for a shortfall in a prior year.

“A” preference shares

The holders of the “A” preference shares are entitled to receive dividends based on a percentage, related to the average effective yield on the five longest-dated Dutch government loans outstanding, of the amount for which the “A” preference shares were first subscribed. Such percentage is the arithmetic mean of the average effective yield on the five longest-dated government loans, as calculated by the calculation agent to be designated by the Executive Board for such purpose, for the twenty trading days immediately preceding the second day before the date of issue of the first “A” preference shares or preceding the second day before the date on which the dividend percentage is adjusted, as the case may be. The Executive Board may decide, with the approval of the Supervisory Board, to increase or decrease the resulting yield by not more than half a percentage point (1/2%) depending on the then prevailing market conditions. Such dividend percentage was readjusted on January 1, 2004, and will be readjusted thereafter every ten years. Currently, the dividend on the “A” preference shares is EUR 0.1582 per year.

“A” preference shares may only be redeemed if in addition to the repayment of the nominal amount a distribution can be made on each cancelled “A” preference share on the date of redemption in the amount (including share premium) which “A” preference shares were first subscribed for less the nominal value of the “A” preference shares. In addition, to the extent possible, a distribution shall be made either on the date of redemption or at the moment the annual accounts have been adopted by the general meeting of shareholders on each cancelled “A” preference share in an amount equal to a dividend calculated pro rata in accordance with the previous paragraph. Upon dissolution and liquidation of ING Groep N.V., a distribution in the amount (including share premium) which the “A” preference shares were first subscribed for plus a dividend calculated pro rata in accordance with the previous paragraph will, as far as possible, be made on each “A” preference share.

“B” preference shares

The holders of the “B” preference shares will be entitled to receive annual dividends based on a percentage of the amount for which the “B” preference shares of the series were first subscribed. Such percentage is the arithmetic mean of the average effective yields on Dutch government loans outstanding with a remaining maturity of six to seven years, as calculated by a calculation agent to be designated by the Executive Board for such purpose, for the twenty trading days immediately preceding the second day before the date of issue of the first “B” preference shares of the relevant series or preceding the second day before the date on which the dividend percentage is adjusted, as the case may be. The Executive Board may decide, with the approval of the Supervisory Board, to increase or decrease the resulting yield by not more than one percentage point (1%) depending on the then prevailing market conditions. Such percentage will be adjusted every seven years in such fashion.

“B” preference shares may only be redeemed if in addition to repayment of the nominal amount a distribution can be made on each cancelled “B” preference share on the date of redemption in the amount (including share premium) which “B” preference shares were first subscribed for less the nominal value of the “B” preference shares. To the extent possible, a distribution shall also be made either on the date of redemption or upon approval of the annual accounts by the general meeting of shareholders on each cancelled “B” preference share in an amount equal to a dividend calculated pro rata in accordance with the previous paragraph. Upon dissolution and liquidation of ING Groep N.V., a distribution in the amount (including share premium) which the “B” preference shares were first subscribed for plus a dividend calculated in accordance with the previous paragraph will, as far as possible, be made on each “B” preference share. See “Description of Ordinary Shares We May Offer — Liquidation Rights” and “Description of Ordinary Shares We May Offer — Acquisition and Cancellation of Ordinary Shares”.

DESCRIPTION OF THE STICHTING TRUST AND THE BEARER DEPOSITARY RECEIPTS

The following is a description of the material provisions of the Stichting Trust Agreement and the applicable provisions of Netherlands law. This description does not purport to be complete and is qualified in its entirety by reference to the Stichting Trust Agreement and the applicable provisions of Netherlands law referred to in such description.

General

Bearer depositary receipts, which are negotiable instruments under Netherlands law, are issuable by the Stichting ING Aandelen, which we refer to as the Stichting Trust, pursuant to the terms of the Stichting Trust’s articles of association (Statuten) and the related conditions of administration (Administratievoorwaarden) (which, when read together, are the Stichting Trust Agreement). The Stichting Trust Agreement governs the rights of the holders of bearer depositary receipts relative to the Stichting Trust. Each bearer depositary receipt underlying our ordinary shares represents an interest in one ING ordinary share, nominal value EUR 0.24, held by the Stichting Trust. Each bearer depositary receipt underlying our preference shares represents an interest in one ING preference share, nominal value EUR 1.20, held by the Stichting Trust. As of November 17, 2005, the Stichting Trust held approximately 2,204,058,306 ordinary shares of ING, which represents more than 99% of the ING ordinary shares outstanding. The bearer depositary receipts representing our ordinary shares are traded on Eurolist by Euronext, the principal trading market for the bearer depositary receipts representing our ordinary shares. The bearer depositary receipts representing our ordinary shares are also listed on the stock exchanges of Euronext Brussels, Euronext Paris, Deutsche Börse as well as on the Swiss Exchange. There are no limitations under Netherlands law on the rights of non-residents or non-citizens to hold or vote the bearer depositary receipts representing ordinary shares or preference shares, other than the general limitations described below.

The ING Groep N.V. articles of association and the Stichting Trust Agreement, together with English translations thereof, are incorporated by reference in the registration statement of which this prospectus forms a part.

As of December 31, 2004, no person is known to us to be the owner of more than 10% of the ordinary shares or bearer depositary receipts representing our ordinary shares (other than the Stichting Trust).

Dividends

Holders of bearer depositary receipts are entitled to receive the dividends and other distributions corresponding to the ordinary shares or preference shares, as the case may be, underlying such bearer depositary receipts within one week of the time when the Stichting Trust receives the corresponding dividends or other distributions to shareholders. The Stichting Trust will distribute cash dividends and other cash distributions received by it in respect of the ordinary shares or preference shares, as the case may be, held by the Stichting Trust to the holders of the bearer depositary receipts in proportion to their respective holdings, in each case in the same currency in which they were received. Cash dividends and other cash distributions in respect of bearer depositary receipts representing our ordinary shares and for which ADSs have been issued will be distributed in U.S. dollars in accordance with the deposit agreement.

If we declare a dividend in, or free distribution of, ordinary shares or preference shares, such ordinary shares or preference shares will be acquired by the Stichting Trust, and the Stichting Trust will distribute to the holders of the outstanding bearer depositary receipts, in proportion to their holdings, additional bearer depositary receipts issued for the ordinary shares or preference shares received by the trust as such dividend or distribution. In the event the Stichting Trust receives any distribution with respect to ordinary shares or preference shares held by the Stichting Trust other than in the form of cash or additional ordinary shares, the Stichting Trust will adopt such method as it may deem legal, equitable and practicable to effect such distribution.

If the Stichting Trust has the option to receive such distribution either in cash or shares, the Stichting Trust will give notice of such option by advertisement and give holders of bearer depositary receipts the opportunity, to the extent possible, to choose between cash and bearer depositary receipts for shares until the fourth day before the day on which the Stichting Trust must have made such choice. Holders of bearer depositary receipts may receive an equal nominal amount in shares.

Dividends, whether in cash or shares, may be payable out of our annual profits, as reflected in the annual accounts adopted by the general meeting of shareholders. At its discretion, but subject to statutory provisions, the Executive Board may, with the prior approval of the Supervisory Board, distribute one or more interim dividends, whether in cash, or shares, or one or more classes of shares before the annual accounts for any financial year have been adopted by the general meeting of shareholders. The Executive Board, with the approval of the Supervisory Board, may decide that all or part of our profits after the distribution of dividends to the holders of cumulative preference shares and preference shares should be retained and not be made available for distribution to holders of ordinary shares. Those profits that are not retained may be distributed to the shareholders pursuant to a resolution of the general meeting of shareholders, provided that the distribution does not occur at a moment that ING Groep N.V.’s shareholders’ equity is, and does not reduce ING Groep N.V.’s shareholders’ equity, below the issued share capital increased by the amount of reserves required by Netherlands law. The Executive Board determines, with the approval of the Supervisory Board, whether the dividends on ordinary shares are payable in cash, in shares, or at the option of the holders of ordinary shares, in cash or in shares. Existing reserves that are distributable in accordance with law may be made available to the general meeting of shareholders for distribution upon proposal by the Executive Board, subject to prior approval by the Supervisory Board. See “Item 8 — Financial information — Dividends” in our Annual Report on Form 20-F for additional discussion of the dividend rights of holders of ordinary shares. The Executive Board may also decide, with the approval of the Supervisory Board, to declare dividends in the currency of the country other than The Netherlands in which the bearer depositary receipts are trading.

Voting Rights

Holders of bearer depositary receipts are entitled to attend and speak at general meetings of shareholders of ING Groep N.V. but do not have direct voting rights. However, the Stichting Trust will, subject to the restriction referred to below, grant a proxy to a holder of bearer depositary receipts to the effect that such holder may, in the name of the Stichting Trust, exercise the voting rights attached to the number of its shares that corresponds to the number of bearer depositary receipts held by such holder of bearer depositary receipts. On the basis of such a proxy, the holder of bearer depositary receipts may vote according to his own discretion. The restriction under which the Stichting Trust will grant a voting proxy to holders of bearer depositary receipts is that the relevant holder of bearer depositary receipts must have announced his intention to attend the general meeting of shareholders, observing the provisions laid down in the articles of association of ING Groep N.V. The relevant holder of bearer depositary receipts may delegate the powers conferred upon him by means of the voting proxy, provided that the relevant holder of bearer depositary receipts has announced his intention to do so to the Stichting Trust, observing a term before the commencement of the general meeting of shareholders, which term will be determined by the Stichting Trust.

Holders of bearer depositary receipts may also issue voting instructions to the Stichting Trust, in respect of each general meeting of shareholders of ING Groep N.V., as to the way in which the Stichting Trust is to exercise voting rights at the general meeting of shareholders in respect of the shares for which the bearer depositary receipt holder concerned holds the bearer depositary receipts, and the Stichting Trust will comply with such instructions. See “Item 7 — Major shareholders and related party transactions” in our Annual Report on Form 20-F.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES WE MAY OFFER

This section and your prospectus supplement will summarize all of the material provisions of the Amended and Restated Deposit Agreement, dated as of March 17, 2004, pursuant to which the American depositary receipts (which we refer to as ADRs) are to be issued among ING Groep N.V., the Stichting Trust, JPMorgan Chase Bank, as depositary, and the holders from time to time of ADRs. We refer to this agreement as the “deposit agreement.” We do not, however, describe every aspect of the deposit agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the deposit agreement for a more detailed description of the terms of the ADRs. Additional copies of the deposit agreement are available for inspection at the offices of the depositary in New York, which is presently located at 60 Wall Street, New York, New York 10260 and at the offices of the agents of the depositary currently located at ING Bank N.V., Amstelveenseweg 500, 1081 KL Amsterdam, P.O. Box 810, 1000 AV Amsterdam, The Netherlands. The depositary’s principal office is located at 60 Wall Street, New York, New York 10260.

General

The depositary will issue ADRs evidencing American depositary shares (which we refer to as ADSs) pursuant to the deposit agreement. Each ADS will represent one bearer depositary receipt for an ordinary share or evidence the right to receive one bearer depositary receipt representing one of our ordinary shares. Only persons in whose names ADRs are registered on the books of the depositary will be treated by the depositary and us as holders of ADRs.

Pursuant to the terms of the deposit agreement, holders, owners and beneficial owners of ADRs will be subject to any applicable disclosure requirements regarding acquisition and ownership of ordinary shares or bearer depositary receipts representing our ordinary shares as are applicable pursuant to the terms of our articles of association or Netherlands laws, as each may be amended from time to time. See “Item 10 — Additional information — Obligations of shareholders to disclose holdings” in our Annual Report on Form 20-F for a description of such disclosure requirements applicable to ordinary shares and the consequences of noncompliance as of the date of this prospectus. The depositary has agreed, subject to the terms and conditions of the deposit agreement, to use its reasonable efforts to comply with ING’s instructions as to such requirements.

Deposit, Transfer and Withdrawal

The depositary has agreed that upon delivery of bearer depositary receipts representing our ordinary shares (or evidence of rights to receive bearer depositary receipts representing our ordinary shares) to their custodian, which is currently ING Bank N.V., and in accordance with the procedures set forth in the deposit agreement, the depositary will execute and deliver at its office to, or upon the written order of, the person or persons named in the notice of the custodian delivered to the depositary or requested by the person or persons who delivered such bearer depositary receipts to the custodian for deposit with the depositary, an ADR or ADRs registered in the name or names of such person or persons and evidencing the number of ADSs to which such person or persons are entitled.

Upon surrender at the office of the depositary of an ADR for the purpose of withdrawal of the deposited securities represented by the ADSs evidenced by such ADR, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, the articles of association of ING Groep N.V. and the deposited securities, the holder of such ADR will be entitled to delivery without unreasonable delay to such holder or upon such holder’s order, as permitted by applicable law, of the amount of deposited securities at the time represented by the ADS evidenced by such ADR. The custodian shall ordinarily deliver such deposited securities at its office; the forwarding for delivery at the office of the depositary or at any other place specified by the holder of cash, other property and documents of title for such delivery will be at the risk and expense of the holder.

The depositary may issue ADRs against rights to receive bearer depositary receipts representing our ordinary shares from us, or any registrar, transfer agent, clearing agency or the entity recording bearer depositary receipt ownership or transactions. The depositary may issue ADRs against other rights to receive bearer depositary receipts representing our ordinary shares (until such bearer depositary receipts are actually deposited, “pre-released ADRs”); only if (x) such pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the depositary for the benefit of holders (but such collateral shall not constitute deposited securities); (y) each recipient of such pre-released ADRs represents and agrees in writing with the depositary that such recipient or its customer (i) beneficially owns such bearer depositary receipts, (ii) assigns all beneficial right, title and interest therein to the depositary for the benefit of the holders, (iii) holds such bearer depositary receipts for the account of the depositary and (iv) will deliver such bearer depositary receipts to the custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor; and (z) all pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by pre-released ADRs). Such collateral, but not the earnings thereon, shall be held for the benefit of the holders. The depositary may retain for its own account any compensation for the issuance of ADRs against such other rights to receive bearer depositary receipts representing our ordinary shares, including without limitation earnings on the collateral securing such rights.

Dividends, Other Distributions and Rights

Unless it is prohibited or restricted by applicable law, regulations or applicable permits, the depositary will convert or cause to be converted into U.S. dollars, to the extent it can transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, including euro, that it receives in respect of the deposited securities and to distribute the resulting dollar amount (net of reasonable and customary expenses incurred by the depositary and any taxes the depositary is required to withhold) to you in proportion to the number of ADRs representing such deposited securities you hold. See “Taxation — Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our Ordinary Shares or Owning American Depositary Shares — Netherlands Taxation — Withholding Tax.” If any foreign currency received by the depositary cannot be so converted and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied, or in the opinion of the depositary cannot be obtained at a reasonable cost or within a reasonable time, the depositary shall in its discretion either distribute such foreign currency to each holder or hold such foreign currency not so distributed uninvested and without liability for interest thereon for the respective accounts of the holders entitled to receive the same. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some of the holders entitled thereto, the depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the holders entitled thereto, distribute foreign currency received by it to each holder requesting such distribution entitled thereto or hold the balance uninvested for the respective accounts of the holders entitled thereto.

If we declare a dividend in, or free distribution of, ordinary shares which are evidenced by bearer depositary receipts, the depositary may with our approval, and shall if we so request, distribute to you, in proportion to the number of ADRs you hold, additional ADRs evidencing an aggregate number of ADSs that represents the amount of ordinary shares evidenced by bearer depositary receipts received as such dividend or free distribution, subject to the terms and conditions of the deposit agreement, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. In lieu of delivering ADRs for fractional ADSs in the event of any such dividend or free distribution, the depositary shall sell the amount of bearer depositary receipts representing our ordinary shares represented by the aggregate of such fractions and distribute the net proceeds. If additional ADRs are not so distributed, each ADS shall thenceforth also represent its proportionate interest in the additional bearer depositary receipts distributed upon the deposited securities represented thereby.

If we offer or cause to be offered to you any rights to subscribe for additional bearer depositary receipts representing our ordinary shares or any rights of any other nature, the depositary will have discretion as to the procedure to be followed in making such rights available to you or in disposing of such rights for you and making the net proceeds available to you in accordance with the deposit agreement or, if for any reason, the depositary may not either make such rights available to you or dispose of such rights and make the net proceeds available to you, then the depositary shall allow the rights to lapse; provided, however, that if at the time of such offering the depositary determines that it is lawful and feasible to make such rights available to you or to certain holders but not to other holders, the depositary may, and at the request of the Group will, distribute to any holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such holder, warrants or other instruments therefor in such form as it deems appropriate. If the depositary determines that it is neither lawful nor feasible to make such rights available to all or certain holders, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, it may, and at our request will, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the holders to whom it has determined it may not lawfully or feasibly make such rights available, allocate the proceeds of such sales for the accounts of, and distribute the net proceeds so allocated to, any holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

The depositary will not offer rights to holders having an address in the U.S. unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all holders or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement in respect of any such rights.

Whenever the depositary shall receive any distribution other than cash, bearer depositary receipts in respect of ordinary shares or rights in respect of the deposited securities, the depositary shall, with our consent, cause the securities or property received by it to be distributed to the holders entitled thereto in proportion to their holdings, respectively, in any manner that the depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the depositary such distribution cannot be made proportionately among the holders entitled thereto, or if for any other reason (including any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the depositary deems such distribution not to be feasible, the depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the depositary to the holders entitled thereto as provided for in the deposit agreement in the case of a distribution received in cash. The holders alone shall be responsible for the payment of any taxes or other governmental charges due as a result of such sales or transfers.

If the depositary determines that any distribution of property other than cash (including bearer depositary receipts and rights to subscribe therefor) is subject to any tax which the depositary is obligated to withhold, the depositary may dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes or charges, by public or private sale, and the depositary will distribute the net proceeds of any such sale after deduction of such taxes to the holders entitled thereto in proportion to the number of ADRs held by them, respectively.

Upon any change in nominal or par value, split-up, consolidation, cancellation or any other reclassification of deposited securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Group or to which we are a party, any securities that shall be received by the depositary replacement or otherwise, in exchange for, in conversion or replacement of, or otherwise in respect of, deposited securities will be treated as new deposited securities under the deposit agreement, and the ADRs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new deposited securities so received in exchange, conversion, replacement or otherwise, unless additional ADRs are delivered pursuant to the following sentence. In any such case the depositary may with our approval, and will if we so request, execute and deliver additional ADRs as in the case of a distribution in bearer depositary receipts representing our ordinary shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such securities.

Record Dates

Whenever any cash dividend or other cash distribution becomes payable with respect to the ADRs, or whenever there is any meeting of holders of ordinary shares, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date (which shall be as near as practicable to any corresponding record date set by us with respect to the ordinary shares), for the determination of the holders who shall be entitled to (i) receive such dividend, distribution or rights, or the net proceeds of the sale thereof; or (ii) give instructions for the exercise of voting rights at any such meeting, all subject to the provisions of the deposit agreement.

Voting of Deposited Securities

The Stichting Trust is the holder of all ordinary shares represented by bearer depositary receipts and has sole power to vote such ordinary shares other than any ordinary shares with respect to which the Stichting Trust has granted a proxy as described in “Description of the Stichting Trust and the bearer depositary receipts — Voting Rights.” Before exercising its voting rights with respect to the ordinary shares, the Stichting Trust may solicit voting instructions from each holder of bearer depositary receipts representing our ordinary shares. We shall give or cause to be given to the depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of the bearer depositary receipts representing our ordinary shares, or any notice or solicitation materials as the case may be, each in English. As soon as practicable after receipt of such announcement and documents, or of any notice of any meeting or solicitation of consents or proxies of holders of other deposited securities, the depositary shall mail to holders of ADRs a notice containing:

•	such information as is contained in such announcement, together with a statement that such documents are available free of charge to the holder, or in such notice and in the solicitation materials, if any;

•	a statement that at the close of business on a specified record date the holder will be entitled, subject to the provisions of or governing deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the bearer depositary receipts represented by the ADSs evidenced by such holders’ ADRs and exercisable at such meeting; and

•	a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the depositary to give a discretionary proxy to a person designated by us.

Upon the written request of a holder of ADRs on such record date, received on or before the date established by the depositary for such purposes, the depositary shall endeavor insofar as practicable and permitted under the provisions of or governing deposited securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by us to vote) the deposited securities represented by the ADSs evidenced by such holder’s ADRs in accordance with any instructions set forth in such request. The depositary shall not itself exercise any voting discretion over any deposited securities. If no instructions are received by the depositary from any holder with respect to any of the deposited securities represented by the American depositary shares evidenced by such holder’s ADRs on or before the date established by the depositary for such purpose, the depositary shall not represent such deposited securities at any meeting or provide any instructions with respect to such bearer depositary receipts to the Stichting Trust or exercise any voting rights with respect to such deposited securities, discretionary or otherwise. Under current law, only those holders of bearer depositary receipts representing our ordinary shares on the books of the Stichting Trust seven calendar days prior to the meeting may vote at such meeting. The depositary shall review its records to ensure that registered holders who provide voting instructions with respect to American depositary shares hereunder were holders of an equal number of American depositary shares on the seventh day prior to the meeting and, to the extent, such holder was not a holder on such date or held fewer bearer depositary receipts representing our ordinary shares on such date, shall disregard or revise, as the case may be, such holder’s voting instructions. The depositary shall have no obligations with respect to American depositary shares beneficially held through any holder, including, without limitation, DTC.

Reports and Other Communications

The depositary will promptly send to you, at our expense, copies of any reports, notices and communications furnished by us pursuant to the deposit agreement, including English-language versions of our annual reports.

Amendment and Termination of the Deposit Agreement

The ADRs and the deposit agreement may at any time be amended by agreement between us and the depositary without your consent; provided, however, that any amendment that imposes or increases any fees or charges (other than taxes, other governmental charges, delivery and other such expenses), or which otherwise prejudices any substantial existing right of yours, will not take effect as to outstanding ADRs until the expiration of 30 days after notice of any such amendment has been given to you. Every holder at the expiration of 30 days after such notice will be deemed by continuing to hold such ADRs to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event may any amendment impair the right of any holder of an ADR to surrender such ADR and receive therefor the bearer depositary receipts representing our ordinary shares and any property represented thereby (including deposited securities), except in accordance with mandatory provisions of applicable law. In the event that the depositary resigns, is removed or is otherwise substituted and we enter into a new deposit agreement, you will be promptly notified by the successor depositary.

Charges of Depositary

The depositary will charge any party depositing or withdrawing bearer depositary receipts representing our ordinary shares or any party surrendering ADRs or to whom ADRs are issued where applicable:

•	stock transfer and other taxes and other governmental charges;

•	such registration fees as may from time to time be in effect for the registration of transfers of bearer depositary receipts generally on our share register of the Group (or the appointed agent of the Group for transfer and registration of bearer depositary receipts) and applicable to transfers of bearer depositary receipts to the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals;

•	such cable, telex and facsimile transmission expenses as are expressly provided in the deposit agreement to be at the expense of persons depositing bearer depositary receipts or holders;

•	such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement;

•	a fee not in excess of $5.00 per 100 ADSs (or portion thereof) for the execution and delivery and for the surrender of ADRs pursuant to the deposit agreement; and

•	an issuance fee.

Liability of Holder for Taxes

If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADR or any deposited securities represented by such ADRs, such tax or other governmental charge will be payable by you to the depositary. The depositary may refuse to effect registration of any transfer of such ADR or any withdrawal of deposited securities underlying such ADR until such payment is made and may withhold any dividends or other distributions or may sell for your account any part or all of the deposited securities underlying such ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charges and the holder of such ADR shall remain liable for any deficiency.

Transfer of American Depositary Receipts

The ADRs are transferable on the books of the depositary, provided that the depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties or at the mutual request of ING Groep N.V. and the Stichting Trust. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any ADR, the delivery of any distribution thereon, or withdrawal of any deposited securities, the depositary, ING Groep N.V., the Stichting Trust or the custodian may require payment from the person presenting the ADR or the depositor of the bearer depositary receipts representing our ordinary shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to bearer depositary receipts being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADRs. The depositary may refuse to deliver ADRs, to register the transfer of any ADR or to make any distribution on, or related to, ordinary shares or bearer depositary receipts representing our ordinary shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, combination or split-up of ADRs may be suspended during any period when the transfer books of the depositary, the Group or its agent for the registration and transfer of bearer depositary receipts representing our ordinary shares are closed or if any such action is deemed necessary or advisable by the depositary or us, at any time or from time to time subject to the provisions of the deposit agreement.

General

Neither the depositary nor the Group nor the Stichting Trust nor any of their respective directors, employees, agents or affiliates will be liable to you if by reason of any provision of any present or future law or regulation of the United States, The Netherlands or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of or governing any deposited securities, or by reason of any act of God or war or other circumstance beyond its control, the depositary, the Group or the Stichting Trust or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the deposited securities it is provided shall be done or performed; nor will the depositary, the Group or the Stichting Trust or any of their directors, employees, agents or affiliates incur any liability to you by reason of any non-performance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of the deposit agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement, or our articles of association or the Trust Agreement.

The Group, the Stichting Trust and the depositary assume no obligation nor shall any of them be subject to any liability under the deposit agreement, except that each has agreed to perform its respective obligations specifically set forth therein without negligence or bad faith.

The depositary will keep books at its transfer office in the Borough of Manhattan, the City of New York, for the registration of transfers of ADRs, which at all reasonable times will be open for inspection by the holders, provided that such inspection shall not be for the purpose of communicating with holders in the interest of a business or object other than the business of the Group or a matter related to the deposit agreement or the ADRs.

The depositary may, after consultation with us, appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of ADRs or owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the depositary.

Governing Law

The deposit agreement is governed by the laws of the State of New York.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names on the books that we, the trustee or any agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any agent and any other third parties employed by us, the trustee or any of those agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Book-Entry Owners

Unless the prospectus supplement provides otherwise, we will issue each security, other than the bearer depositary receipts, in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g. Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below or as may be described in your prospectus supplement;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	in addition to restrictions imposed by applicable law, an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any agent will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any agent also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Unless your prospectus supplement provides otherwise, the securities, other than the ordinary shares, the preference shares, or the bearer depositary receipts will initially be issued to investors only in book-entry form. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	DTC;

•	Euroclear;

•	Clearstream;

•	a financial institution holding the securities on behalf of Clearstream or Euroclear; and

•	any other clearing system or financial institution named in your prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

Considerations Relating to Euroclear, DTC and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. DTC is not a participant in Euroclear or Clearstream.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, will also be subject to DTC’s rules and procedures.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records and on the records of Clearstream or Euroclear, if applicable. The ownership interest of each actual purchaser of securities, a beneficial owner of an interest in a global certificate, is in turn to be recorded on the DTC participants’ and indirect participants’ records. Beneficial owners of interests in a global certificate will not receive written confirmation from DTC of their purchases, but beneficial owners of an interest in a global certificate are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which the beneficial owners of an interest in a global certificate purchased securities. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owner of an interest in a global certificate. Beneficial owners of interests in a global certificate will not receive certificates representing their ownership interests in securities, unless use of the book-entry system for the securities is discontinued.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems, and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Owner’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or any agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities, nor any agent, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Limitations on Rights Resulting from Book-Entry Form

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global securities as represented by a global certificate.

TAXATION

The following describes the material U.S. federal income and The Netherlands tax consequences of owning the debt securities, bearer depositary receipts, preference shares and the ADSs (collectively, the “securities”) we are offering. This discussion is the opinion of Sullivan & Cromwell LLP insofar as it relates to matters of U.S. federal income tax law and the opinion of KPMG Meijburg & Co. insofar as it relates to matters of Dutch tax law. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special U.S. federal income tax rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that is liable for alternative minimum tax;

•	a person that actually or constructively owns 10% or more of the voting stock of ING Groep N.V.;

•	a person that owns the securities as part of a straddle or conversion transaction for U.S. federal income tax purposes; or

•	a U.S. holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This section, insofar as it relates to U.S. federal income tax laws, is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, as well as the relevant provisions of the present double taxation treaty between The Netherlands and the United States (the “Treaty”), all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the debt securities.

For purposes of this section, you are a U.S. holder if you are a beneficial owner of a security and you are for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a domestic corporation or other entity taxable as a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

You are a U.S. alien holder if you are the beneficial owner of a security and are, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

Material Tax Consequences of Owning Our Debt Securities

U.S. Taxation

This subsection deals only with debt securities that are issued in registered form for U.S. tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are issued in bearer form for U.S. tax purposes or debt securities that are to mature more than 30 years from their date of issue and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in your prospectus supplement.

U.S. Holders

The following describes the tax consequences to a U.S. holder. If you are not a U.S. holder, this does not apply to you and you should refer to “— U.S. Alien Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. Interest paid by us on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”) constitutes income from sources outside the United States, and, with certain exceptions, interest paid or accrued in taxable years beginning before January 1, 2007 will be “passive” or “financial services” income and interest paid or accrued in taxable years beginning after December 31, 2006 will be “passive” or “general” income, which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to a U.S. holder.

Cash Basis Taxpayers.  If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Accrual Basis Taxpayers.  If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

Original Issue Discount

General.  If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the debt security’s stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold for money to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding together the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.  If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General,” the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by an amount equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest.  An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the pre-issuance accrued interest and not as an amount of interest payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption.  Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in your prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.  You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Market Discount” to currently include market discount in income over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities.  Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

1.	a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities.  In general, if you are an individual or other cash-basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual-basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash-basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to currently include OID in income, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities.  If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual-basis U.S. holder, as described under “— U.S. Holders — Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, does not exceed the price you paid for the debt security by 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security, and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash-basis taxpayer, or an accrual-basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”;

•	attributable to accrued but unpaid interest;

•	the rules governing contingent payment obligations apply; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed Debt Securities

Your prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations that are not subject to the rules governing variable rate debt securities.

Perpetual, Convertible and Exchange Debt Securities

The material U.S. tax consequences of owning perpetual debt securities, or debt securities that are convertible into or exchangeable for other securities, will be set forth in your prospectus supplement.

U.S. Alien Holders

This subsection describes the tax consequences to a U.S. alien holder. If you are a U.S. holder, this section does not apply to you.

Under present U.S. federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. alien holder of a debt security, interest on a debt security paid to you is exempt from U.S. federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code; or

•	you both:

•	have an office or other fixed place of business in the United States to which the interest is attributable; and

•	derive the interest in the active conduct of a banking, financing or similar business within the United States.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities.  If you are a U.S. alien holder of a debt security, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the U.S. federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a U.S. holder (or a U.S. alien holder that holds the notes in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (a “Reportable Transaction Disclosure Statement”) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	payments of principal, any premium and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•	the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal, any premium and interest made to you outside the United States by us or another non-U.S. payor; and

•	other payments of principal and interest and the payment of the proceeds from the sale of a debt security effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax; and:

•	the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

•	other documentation upon which it may rely to treat the payments as made to a non- U.S. person in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a debt security effected at foreign office of a broker will be subject to information reporting if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business;

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

Any amounts withheld under the backup withholding rules from a payment with respect to a debt security to a holder will generally be allowed as a refund or credit against the holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the debt securities. This summary provides general information only and is restricted to the matters of Dutch taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the debt securities.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the debt securities.

This summary is based on the tax legislation, published case law, and other regulations in the Netherlands in force as of the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the debt securities and income received or capital gains derived there from are not attributable to employment activities of the holder of the debt securities.

Withholding Tax

All payments by ING Groep N.V. in respect of the debt securities can be made without withholdings or deductions for or on account of any taxes, duties or charges of any nature whatsoever that are or may be withheld or assessed by the Dutch tax authorities, any political subdivision thereof or therein or any of their representatives, agents or delegates, unless the debt securities should be reclassified as equity for Dutch corporate income tax purposes or in fact function as equity of ING Groep N.V. (as described below in the sub-section “— Debt that actually functions as equity”).

Taxes on Income and Capital Gains

Residents of the Netherlands.  Income derived from the debt securities or a gain realized on the disposal or redemption of the debt securities, by a holder of a debt security who is a resident of the Netherlands and who is subject to Dutch corporate income tax, is generally taxable in the Netherlands.

Income derived from a debt security or a gain realized on the disposal or redemption of a debt security, by a holder of a debt security who is an individual who is a resident or a deemed resident of the Netherlands or has opted to be treated as a resident of the Netherlands, may, amongst others, be subject to Dutch income tax at progressive individual income tax rates up to 52% (2005 rate) if:

1.	the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such debt security is attributable; or

2.	such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include activities with respect to the debt security that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs 1 and 2 above do not apply to an individual holder of a debt security, actual received income derived from a debt security or gains realized on the disposal or redemption of a debt security are, in general, not taxable as such. Instead, such holder of a debt security will be taxed at a flat rate of 30 percent (2005 rate) on deemed income from ‘savings and investments’ (sparen en beleggen). This deemed income amounts to 4 percent (2005 rate) of the average of the individual’s ‘yield basis’ (rendementsgrondslag) at the beginning and end of the calendar year to the extent it exceeds a certain threshold. The fair market value of the debt security will be included in the individual’s yield basis.

Non-residents of the Netherlands.  A holder of a debt security who is neither resident nor deemed to be resident in the Netherlands nor has opted to be treated as a resident in the Netherlands who derives income from such debt security, or who realizes a gain on the disposal or redemption of the debt security will not be subject to Dutch taxation on income or capital gains, unless:

•	such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in the Netherlands to which the debt security is attributable; or

•	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in the Netherlands (resultaat uit overige werkzaamheden in Nederland), which include activities with respect to the debt security that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Taxation of Gifts and Inheritances

Residents of the Netherlands.  Generally, gift and inheritance tax will be due in the Netherlands in respect of the acquisition of a debt security by way of a gift by, or on the death of, a holder of a debt security who is a resident or deemed to be a resident of the Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of the Netherlands for the purposes of Dutch gift and inheritance tax if he or she has been resided in the Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of the Netherlands for the purposes of Dutch gift tax only if he or she has been resided in the Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of the Netherlands.  No gift or inheritance tax arises in the Netherlands on the transfer by way of gift or inheritance of a debt security, if the donor or deceased at the time of the gift is neither a resident nor a deemed resident of the Netherlands, unless:

•	at the time of the gift or death, a debt security can be attributed to a Dutch enterprise, which is an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in the Netherlands; or

•	the donor of a debt security dies within 180 days of making the gift, and at the time of death the holder is a resident or deemed resident of the Netherlands.

Value-Added Tax

No value-added tax will be due in the Netherlands in respect of payments made in consideration for the issue of the debt securities, whether in respect of payments of interest and principal or in respect of the transfer of a debt security.

Other Taxes

There will be no registration tax, capital contribution tax customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in the Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the debt securities or the performance of the ING Groep N.V.’s obligations under the relevant documents.

Residency

A holder of a debt security will not become, and will not be deemed to be, resident in the Netherlands merely by virtue of holding such debt security or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

European Union Savings Directive

On 3 June 2003, the European Council of Economics and Finance Ministers adopted a Directive on the taxation of savings income in the form of interest payments (2003/48/EC). Under the Directive, Member States will (if equivalent measures have been introduced by certain non-EU jurisdictions and agreements are in place for the introduction of the same measures in certain other non-EU jurisdictions) be required, from 1 July 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria will instead be required (unless during that period they elect to provide information as described above) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

Debt That Actually Functions As Equity

In case the debt securities should be reclassified as equity for Dutch corporate income tax purposes or in fact function as equity of ING Groep N.V., rather than as a loan, within the meaning of the Dutch Corporate Income Tax Act 1969 as described below, interest payments received in respect of the debt securities are regarded as dividends and as such generally subject to Dutch dividend withholding tax at a rate of 25 percent. The term ’dividends’ includes but is not limited to:

1.	distributions in cash or in kind, including deemed and constructive distributions;

2.	liquidation proceeds on redemption of ING Groep N.V.’s shares in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes and, as a rule, the consideration for the repurchase of its shares by ING Groep N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dutch Dividend Tax Act of 1965;

3.	the par value in respect of the issue of bonus shares to a holder of ING Groep N.V.’s shares, or an increase in the par value of such shares, in exchange for a lower consideration, except where the issue or increase is funded out of ING Groep N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes;

4.	partial redemption of ING Groep N.V.’s shares to the extent this constitutes a repayment of contributed capital (as understood under the Dutch Dividend Tax Act of 1965), and to the extent ING Groep N.V. has net profits (as that expression is understood for Dutch dividend withholding tax purposes), unless the shareholders of ING Groep N.V. have resolved in general meeting to make such repayment, and the par value of the shares concerned has been reduced by a corresponding amount by way of an amendment of the articles of association of ING Groep N.V.

The following criteria should be applied for determining whether the debt securities function as equity within the meaning of the Dutch Corporate Income Tax Act of 1969.

(1) The value of the payments on the debt securities (e.g. interest) is entirely contingent on the profits of or on the profit distribution by the debtor or any of its affiliates and the loan has no repayment date or the repayment date is more than 10 years after the date on which the loan was taken out; or

(2) the value of the payments on the debt securities (e.g. interest) is partly contingent on the profits of or on the profit distribution by the debtor or any of its affiliates. At the time the payment is agreed upon, the part of the payment that is not profit-related corresponds to less than half of the fair market interest rate applicable to loans with the same maturity period but for which the payment is not profit-related. The debt securities have no repayment date or the repayment date is more than 10 years after the date on which the debt securities were taken out; or

(3) The liability in respect of the payments on the debt securities is contingent on the profits made or distributed by the debtor or any of its affiliates, while the value of the payment is not. The debt securities are subordinated and the debt securities have no repayment date or the repayment date is more than 50 years after the date on which the debt securities were taken out.

If any of these three abovementioned criteria are met, the payments on such debt securities (known as “hybrid loans”), as well as the depreciation of such debt securities, will not be tax deductible while the payment is subject to Dutch dividend withholding tax.

Both interest free debt securities and debt securities with a payment that deviates substantially from the fair market interest rate are regarded as debt securities for which the value of the payment is contingent on the profits of or on the profit distribution by the debtor or any of its affiliates.

Dividends distributed to a corporate holder of the debt securities that qualifies in respect of the debt securities for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, are exempt from Dutch dividend withholding tax.

Generally, a holder of a debt security that is resident, or is deemed to be resident, in the Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the debt securities. Subject to certain conditions, a legal entity resident in the Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld.

A holder of a debt security resident outside the Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the Securities with those terms and conditions.

On the basis of the anti abuse provisions regarding dividend stripping transactions, a holder of Securities that is resident, or is deemed to be resident, in the Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the Securities if the holder of the Securities that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. A legal entity resident in the Netherlands that is not subject to Dutch corporate income tax may only request a refund of the dividend tax withheld if that legal entity is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

On 23 November 2004, the European Free Trade Association Court of Justice (EFTA Court) issued its decision in the so-called Fokus Bank case. The EFTA Court decided that the Norwegian tax rules, that treat outbound dividend payments to foreign shareholders less favorably than dividend payments to domestic shareholders, constitute a forbidden restriction on the free movement of capital. It may be expected that the European Court of Justice (ECJ) will come to an identical decision in a similar case if asked to interpret the freedom of capital as laid down in the EC-Treaty. In this respect we mention that currently a case is pending at the ECJ regarding the compatibility of France’s dividend withholding tax on outbound dividends with the EC-Treaty.

The freedom of capital generally does not only apply to capital movements between EU Member States but also to capital movements to and from third countries, such as the United States.

Although the Netherlands tax system is different from the Norwegian tax system, the decision of the EFTA Court may have significant implications for certain non-resident shareholders that receive dividends that are subject to Netherlands dividend withholding tax, or that have received such dividends in the past three years.

Especially the following non-resident shareholders may be affected and may as a result be entitled to refund of Netherlands dividend withholding tax:

•	Legal entities that could have invoked the participation exemption with respect to the dividends received in case they would have been a resident of the Netherlands for tax purposes. In general, the participation exemption applies in case of shareholdings of 5% or more. In case of a shareholding of less than 5% the participation exemption may be applicable if the shares are not held as a mere portfolio investment. In case of legal entities resident in the Netherlands, in effect no Dutch dividend withholding tax is due with respect to dividends on shareholdings that apply for the participation exemption.

•	Natural persons where the shares do not belong to the assets of a business enterprise or do not belong to a substantial interest. In case such a natural person would have been a resident of the Netherlands, the dividend as such would not be subject to individual income tax. In stead, the individual would be taxed on a deemed income, calculated at 4% of his net equity, whereas the dividend tax withheld would have been credited in full against the individual income tax due.

The freedom of capital movements to and from third countries is generally subject to grandfathering (stand-still) provisions in the EC-Treaty, but based on case law of the ECJ it may be held that these provisions do not apply in the specific case of claiming a refund of the Netherlands dividend withholding tax.

Material Tax Consequences of Owning Our Preference Shares

U.S. Taxation

The material U.S. tax consequences of owning our preference shares will be described in your prospectus supplement.

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the preference shares. This summary provides general information only and is restricted to the matters of Dutch taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the preference shares.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the preference shares.

This summary is based on the tax legislation, published case law, and other regulations in the Netherlands in force as of the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the holders of the preference shares do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing five percent or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V. Furthermore, we assume that the preference shares and income received or capital gains derived there from are not attributable to employment activities of the holder of the preference shares.

Withholding tax

Dividends received from the preference shares are generally subject to Dutch dividend withholding tax at a rate of 25%. The term ‘dividends’ includes but is not limited to:

1.	distributions in cash or in kind, including deemed and constructive distributions;

2.	liquidation proceeds on redemption of the preference shares in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes and, as a rule, the consideration for the repurchase of the preference shares by ING Groep N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dutch Dividend Tax Act of 1965;

3.	the par value in respect of the issue of bonus shares to a holder of the preference shares, or an increase in the par value of the preference shares, in exchange for a lower consideration, except where the issue or increase is funded out of ING Groep N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes;

4.	partial redemption of the preference shares to the extent this constitutes a repayment of contributed capital (as understood under the Dutch Dividend Tax Act of 1965), and to the extent ING Groep N.V. has net profits (as that expression is understood for Dutch dividend withholding tax purposes), unless the shareholders of ING Groep N.V. have resolved in general meeting to make such repayment, and the par value of the preference shares concerned has been reduced by a corresponding amount by way of an amendment of the articles of association of ING Groep N.V.

Dividends distributed to a corporate holder of the preference shares that qualifies in respect of the preference shares for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, are exempt from Dutch dividend withholding tax.

Generally, a holder of preference shares that is resident, or is deemed to be resident, in the Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the preference shares. Subject to certain conditions, a legal entity resident in the Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld.

A holder of the preference shares resident outside the Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the preference shares with those terms and conditions.

On the basis of the anti abuse provisions regarding dividend stripping transactions, a holder of preference shares that is resident, or is deemed to be resident, in the Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the preference shares if the holder of the preference shares that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. A legal entity resident in the Netherlands that is not subject to Dutch corporate income tax may only request a refund of the dividend tax withheld if that legal entity is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

On 23 November 2004, the EFTA Court issued its decision in the so-called Fokus Bank case. The EFTA Court decided that the Norwegian tax rules, that treat outbound dividend payments to foreign shareholders less favorably than dividend payments to domestic shareholders, constitute a forbidden restriction on the free movement of capital. It may be expected that the ECJ will come to an identical decision in a similar case if asked to interpret the freedom of capital as laid down in the EC-Treaty. In this respect we mention that currently a case is pending at the ECJ regarding the compatibility of France’s dividend withholding tax on outbound dividends with the EC-Treaty.

The freedom of capital generally does not only apply to capital movements between EU Member States but also to capital movements to and from third countries, such as the United States.

Although the Netherlands tax system is different from the Norwegian tax system, the decision of the EFTA Court may have significant implications for certain non-resident shareholders that receive dividends that are subject to Netherlands dividend withholding tax, or that have received such dividends in the past three years. Especially the following non-resident shareholders may be affected and may as a result be entitled to refund of Netherlands dividend withholding tax:

•	Legal entities that could have invoked the participation exemption with respect to the dividends received in case they would have been a resident of the Netherlands for tax purposes. In general, the participation exemption applies in case of shareholdings of 5% or more. In case of a shareholding of less than 5% the participation exemption may be applicable if the shares are not held as a mere portfolio investment. In case of legal entities resident in the Netherlands, in effect no Netherlands dividend withholding tax is due with respect to dividends on shareholdings that apply for the participation exemption.

•	Natural persons where the shares do not belong to the assets of a business enterprise or do not belong to a substantial interest. In case such a natural person would have been a resident of the Netherlands, the dividend as such would not be subject to individual income tax. In stead, the individual would be taxed on a deemed income, calculated at 4% of his net equity, whereas the dividend tax withheld would have been credited in full against the individual income tax due.

The freedom of capital movements to and from third countries is generally subject to grandfathering (stand-still) provisions in the EC-Treaty, but based on case law of the ECJ it may be held that these provisions do not apply in the specific case of claiming a refund of the Netherlands dividend withholding tax.

Taxes on income and capital gains

Residents of the Netherlands.  Income derived from the preference shares or a gain realized on the disposal or redemption of the preference shares, by a holder of a preference share who is a resident of the Netherlands and who is subject to Dutch corporate income tax, is generally taxable in the Netherlands.

Income derived from a preference share or a gain realized on the disposal or redemption of a preference share, by a holder of a preference share who is an individual who is a resident or a deemed resident of the Netherlands or has opted to be treated as a resident of the Netherlands, may, amongst others, be subject to Dutch income tax at progressive individual income tax rates up to 52% (2005 rate) if:

1.	the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such preference share is attributable; or

2.	such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include activities with respect to the preference share that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs 1 and 2 above do not apply to an individual holder of a preference share, actual received income derived from a preference share or gains realized on the disposal or redemption of a preference share are, in general, not taxable as such. Instead, such holder of a preference share will be taxed at a flat rate of 30 percent (2005 rate) on deemed income from ‘savings and investments’ (sparen en beleggen). This deemed income amounts to 4 percent (2005 rate) of the average of the individual’s ‘yield basis’ (rendementsgrondslag) at the beginning and end of the calendar year to the extent it exceeds a certain threshold. The fair market value of the preference share will be included in the individual’s yield basis.

Non-residents of the Netherlands.  A holder of a preference share who is neither resident nor deemed to be resident in the Netherlands nor has opted to be treated as a resident in the Netherlands who derives income from such preference share, or who realizes a gain on the disposal or redemption of the preference share will not be subject to Dutch taxation on income or capital gains, unless:

•	such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in the Netherlands to which the preference share is attributable; or

•	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in the Netherlands (resultaat uit overige werkzaamheden in Nederland), which include activities with respect to the preference share that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Taxation of gifts and inheritances

Residents of the Netherlands.  Generally, gift and inheritance tax will be due in the Netherlands in respect of the acquisition of a preference share by way of a gift by, or on the death of, a holder of a preference share who is a resident or deemed to be a resident of the Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of the Netherlands for the purposes of Dutch gift and inheritance tax if he or she has been resided in the Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of the Netherlands for the purposes of Dutch gift tax only if he or she has been resided in the Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of the Netherlands.  No gift or inheritance tax arises in the Netherlands on the transfer by way of gift or inheritance of a preference share, if the donor or deceased at the time of the gift is neither a resident nor a deemed resident of the Netherlands, unless:

•	at the time of the gift or death, a preference share can be attributed to a Dutch enterprise, which is an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in the Netherlands; or

•	the donor of a preference share dies within 180 days of making the gift, and at the time of death the holder is a resident or deemed resident of the Netherlands.

  Value-added tax

No value-added tax will be due in the Netherlands in respect of payments made in consideration for the issue of the preference shares, whether in respect of payments of interest and principal or in respect of the transfer of a preference share.

  Other taxes

There will be no registration tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in the Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the preference shares or the performance of the ING Groep N.V.’s obligations under the relevant documents. Dutch capital contribution tax at a rate of 0.55% is due upon the issue of preference shares. The Dutch government has announced to abolish the Dutch capital contribution tax as of January 1, 2006.

  Residency

A holder of a preference share will not become, and will not be deemed to be, resident in the Netherlands merely by virtue of holding such preference share or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

Material Tax Consequences of Owning Bearer Depositary Receipts Representing Our Ordinary Shares or American Depositary Shares

The following describes your material Netherlands tax consequences, and U.S. federal income tax consequences, of the ownership of ADSs or bearer depositary receipts representing our ordinary shares.

The summary is a general description of the present Netherlands and U.S. federal income tax laws and practices as well as the relevant provisions of the Treaty. It should not be read as extending to matters not specifically discussed, and prospective investors should consult their own advisors as to the tax consequences of their purchase, ownership and disposal of ADSs or bearer depositary receipts representing our ordinary shares. The Netherlands rules applying to holders of a “substantial interest” — in broad terms, individuals who hold or have held directly or indirectly either independently or jointly with certain close relatives at least 5% of the nominal paid-up capital or of any class of shares in ING Groep N.V. — are not addressed in the summary. The summary is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

In general, for U.S. federal income and Netherlands tax purposes, holders of bearer depositary receipts representing our ordinary shares will be treated as the owners of the ordinary shares underlying the bearer depositary receipts, holders of ADRs evidencing ADSs will be treated as the owners of the ordinary shares evidenced by bearer depositary receipts, and exchanges of ordinary shares for bearer depositary receipts representing our ordinary shares and then for ADRs, and exchanges of ADRs for bearer depositary receipts representing our ordinary shares and then for ordinary shares, will not be subject to U.S. federal or Netherlands income tax.

It is assumed for purposes of this summary that you are entitled to the benefits of the Treaty.

U.S. Taxation

  Taxes on Income

U.S. Holders.  Under the U.S. federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation as ordinary income. If you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2009 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the ADSs or bearer depositary receipts representing our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the ADSs or bearer depositary receipts representing our ordinary shares generally will be qualified dividend income.

You must include any Netherlands tax withheld from the dividend payment in the gross amount of dividend income even though you do not in fact receive it. The dividend is taxable to you when the Trust receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ADSs or bearer depositary receipts representing our ordinary shares and thereafter as capital gain.

Subject to the limitations provided in the U.S. Internal Revenue Code, you may generally deduct from income, or credit against your U.S. federal income tax liability, the amount of any Netherlands withholding taxes. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15% tax rate. To the extent a refund of the tax withheld is available to you under Dutch Law or under the Treaty, the amount that is refundable will not be eligible for credit against your U.S. federal income tax liability. Furthermore, the Netherlands withholding tax will likely not be creditable against your U.S. tax liability to the extent that ING Groep N.V. is allowed to reduce the amount of dividend withholding tax paid over to The Netherlands Tax Administration by crediting withholding tax imposed on certain dividends paid to ING Groep N.V. Currently ING Groep N.V. may, with respect to certain dividends received from qualifying non-Netherlands subsidiaries, credit taxes withheld from those dividends against The Netherlands withholding tax imposed on a dividend paid by ING Groep N.V., up to a maximum of the lesser of (i) 3% of the portion of the gross amount of the dividend paid by ING Groep N.V. that is subject to withholding; and (ii) 3% of the gross amount of the dividends received from qualifying non-Netherlands subsidiaries. The credit reduces the amount of dividend withholding tax that ING Groep N.V. is required to pay to The Netherlands Tax Administration but does not reduce the amount of tax ING Groep N.V. is required to withhold from dividends. ING Groep N.V. will endeavor to provide you with information concerning the extent to which it has applied the reduction described above with respect to dividends paid to U.S. holders.

Dividends will be income from sources outside the United States, and dividends paid in taxable years beginning before January 1, 2007 generally will be “passive” or “financial services” income, while dividends paid in taxable years beginning after December 31, 2006 will, depending on your circumstances, be “passive” or “general” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Because payments of dividends with respect to ADSs and bearer depositary receipts representing our ordinary shares will be made in euros, you will generally be required to determine the amount of dividend income by translating the euros into United States dollars at the “spot rate” on the date the dividend distribution is includible in your income. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend distribution is includible in your income to the date such payment is converted into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. Such gain or loss will generally be income from sources within the United States for foreign tax credit limitation purposes.

A distribution of ordinary or preference shares pursuant to a distribution in which shareholders have the right to choose to receive cash or shares will be taxable to the same extent that a dividend of cash would be taxable.

U.S. Alien Holders.  If you are a U.S. alien holder, dividends paid to you in respect of ADSs or bearer depositary receipts representing our ordinary shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate U.S. alien holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

  Taxes on Capital Gains

U.S. Holders.  Subject to the passive PFIC rules discussed below, if you are a U.S. holder, gain or loss on the sale or exchange of your ADSs or bearer depositary receipts representing our ordinary shares will generally be capital gain or loss for U.S. federal income tax purposes. If you are a noncorporate U.S. holder and you held the ADSs or bearer depositary receipts representing our ordinary shares for more than one year, such gain or loss will generally be taxed at preferential rates. In general, gain or loss from a sale or exchange of your ADSs or bearer depositary receipts representing our ordinary shares will be treated as U.S. source income for U.S. federal income tax purposes.

U.S. Alien Holders.  If you are a U.S. alien holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your ADSs or bearer depositary receipts representing our ordinary shares unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate U.S. alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

  Passive Foreign Investment Company

We believe that we are not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes, but this conclusion is a factual determination that must be made annually and thus may change. If we were to be treated as a PFIC, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to the ADSs or bearer depositary receipts representing our ordinary shares, gain realized on the sale or other disposition of your ADSs or bearer depositary receipts representing our ordinary shares would in general not be treated as capital gain. Instead, if you are a U.S. holder, you would be treated as if you had realized such gain and certain “excess distributions” ratably over your holding period for the ADSs or bearer depositary receipts representing our ordinary shares, the amount allocated to the current taxable year and any year before we became a PFIC would be taxable as ordinary income and the amount allocated to each other taxable year would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your ADSs or bearer depositary receipts representing our ordinary shares will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your ADSs or bearer depositary receipts representing our ordinary shares. If you are a non-corporate U.S. holder, dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are treated as a PFIC with respect to you either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Backup Withholding and Information Reporting

Information reporting rules and backup withholding generally apply to dividend payments and to the proceeds of the sale of ADSs or bearer depositary receipts representing our ordinary shares in the same manner that they apply to payments of interest and to the sale of debt securities respectively. See “Material Tax Consequences of Owning Our Debt Securities — Backup Withholding and Information Reporting” above for a complete discussion of these rules.

Netherlands Taxation

This section provides a general summary of the material Dutch tax issues and consequences of acquiring, holding, redeeming and/or disposing of the American depositary shares. This summary provides general information only and is restricted to the matters of Dutch taxation stated therein. The information given below is neither intended as tax advice nor purports to describe all of the tax considerations that may be relevant to a prospective purchaser of the American depositary shares.

The prospective purchaser should consult his or her own tax advisor regarding Dutch tax consequences of acquiring, holding, redeeming and/or disposing of the American depositary shares.

This summary is based on the tax legislation, published case law, and other regulations in the Netherlands in force as at the date of this prospectus, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

We assume that the holders of the American depositary shares do not hold a substantial interest in ING Groep N.V. Generally speaking, an interest in the share capital of ING Groep N.V. should not be considered a substantial interest if the holder of such interest, and, if the holder is a natural person, his or her spouse, registered partner, certain other relatives or certain persons sharing the holder’s household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain rights over, shares or rights resembling shares representing five percent or more of the total issued and outstanding capital, or the issued and outstanding capital of any class of shares, of ING Groep N.V. Furthermore, we assume that the American depositary shares and income received or capital gains derived there from are not attributable to employment activities of the holder of the American depositary shares.

  Withholding tax

Dividends received from the American depositary shares are generally subject to Dutch dividend withholding tax at a rate of 25%. The term ‘dividends’ includes but is not limited to:

1.	distributions in cash or in kind, including deemed and constructive distributions;

2.	liquidation proceeds on redemption of the American depositary shares in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes and, as a rule, the consideration for the repurchase of the American depositary shares by ING Groep N.V. in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes, unless such repurchase is (a) for temporary investment or (b) exempt on the basis of the Dutch Dividend Tax Act of 1965;

3.	the par value in respect of the issue of bonus shares to a holder of the American depositary shares, or an increase in the par value of the American depositary shares, in exchange for a lower consideration, except where the issue or increase is funded out of ING Groep N.V.’s paid-in capital as recognized for Dutch dividend withholding tax purposes;

4.	partial redemption of the American depositary shares to the extent this constitutes a repayment of contributed capital (as understood under the Dutch Dividend Tax Act of 1965), and to the extent ING Groep N.V. has net profits (as that expression is understood for Dutch dividend withholding tax purposes), unless the shareholders of ING Groep N.V. have resolved in general meeting to make such repayment, and the par value of the American depositary shares concerned has been reduced by a corresponding amount by way of an amendment of the articles of association of ING Groep N.V.

Dividends distributed to a corporate holder of the American depositary shares that qualifies in respect of the American depositary shares for the participation exemption, as defined in the Dutch Corporate Income Tax Act of 1969, are exempt from Dutch dividend withholding tax.

Generally, a holder of American depositary shares that is resident, or is deemed to be resident, in the Netherlands will be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the American depositary shares. Subject to certain conditions, a legal entity resident in the Netherlands that is not subject to Dutch corporate income tax may request a refund of the tax withheld.

A holder of the American depositary shares resident outside the Netherlands may be entitled to a full or partial exemption from or refund of Dutch dividend withholding tax under an applicable double taxation convention depending on its terms and conditions and subject to compliance by the holder of the American depositary shares with those terms and conditions.

On the basis of the anti abuse provisions regarding dividend stripping transactions, a holder of American depositary shares that is resident, or is deemed to be resident, in the Netherlands will only be allowed a credit against Dutch personal income tax or corporate income tax for the tax withheld on dividends paid in respect of the American depositary shares if the holder of the American depositary shares that is entitled to the dividends is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends. A legal entity resident in the Netherlands that is not subject to Dutch corporate income tax may only request a refund of the dividend tax withheld if that legal entity is the beneficial owner — as defined by the Dutch Dividend Withholding Tax Act 1965 — of the dividends.

On 23 November 2004, the EFTA Court issued its decision in the so-called Fokus Bank case. The EFTA Court decided that the Norwegian tax rules, that treat outbound dividend payments to foreign shareholders less favorably than dividend payments to domestic shareholders, constitute a forbidden restriction on the free movement of capital. It may be expected that the ECJ will come to an identical decision in a similar case if asked to interpret the freedom of capital as laid down in the EC-Treaty. In this respect we mention that currently a case is pending at the ECJ regarding the compatibility of France’s dividend withholding tax on outbound dividends with the EC-Treaty.

The freedom of capital generally does not only apply to capital movements between EU Member States but also to capital movements to and from third countries, such as the United States.

Although the Netherlands tax system is different from the Norwegian tax system, the decision of the EFTA Court may have significant implications for certain non-resident shareholders that receive dividends that are subject to Netherlands dividend withholding tax, or that have received such dividends in the past three years. Especially the following non-resident shareholders may be affected and may as a result be entitled to refund of Netherlands dividend withholding tax:

•	Legal entities that could have invoked the participation exemption with respect to the dividends received in case they would have been a resident of the Netherlands for tax purposes. In general, the participation exemption applies in case of shareholdings of 5% or more. In case of a shareholding of less than 5% the participation exemption may be applicable if the shares are not held as a mere portfolio investment. In case of legal entities resident in the Netherlands, in effect no Netherlands dividend withholding tax is due with respect to dividends on shareholdings that apply for the participation exemption.

•	Natural persons where the shares do not belong to the assets of a business enterprise or do not belong to a substantial interest. In case such a natural person would have been a resident of the Netherlands, the dividend as such would not be subject to individual income tax. In stead, the individual would be taxed on a deemed income, calculated at 4% of his net equity, whereas the dividend tax withheld would have been credited in full against the individual income tax due.

The freedom of capital movements to and from third countries is generally subject to grandfathering (stand-still) provisions in the EC-Treaty, but based on case law of the ECJ it may be held that these provisions do not apply in the specific case of claiming a refund of the Netherlands dividend withholding tax.

Taxes on income and capital gains

Residents of the Netherlands.  Income derived from the American depositary shares or a gain realized on the disposal or redemption of the American depositary shares, by a holder of an American depositary share who is a resident of the Netherlands and who is subject to Dutch corporate income tax, is generally taxable in the Netherlands.

Income derived from a American depositary share or a gain realized on the disposal or redemption of a American depositary share, by a holder of a American depositary share who is an individual who is a resident or a deemed resident of the Netherlands or has opted to be treated as a resident of the Netherlands, may, amongst others, be subject to Dutch income tax at progressive individual income tax rates up to 52% (2005 rate) if:

1.	the individual carries on a business, or is deemed to carry on a business, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde), to the assets of which such American depositary share is attributable, or

2.	such income or gain qualifies as income from miscellaneous activities (resultaat uit overige werkzaamheden), which include activities with respect to the American depositary share that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If the conditions set out in paragraphs 1 and 2 above do not apply to an individual holder of a American depositary share, actual received income derived from a American depositary share or gains realized on the disposal or redemption of a American depositary share are, in general, not taxable as such. Instead, such holder of a American depositary share will be taxed at a flat rate of 30 percent (2005 rate) on deemed income from ‘savings and investments’ (sparen en beleggen). This deemed income amounts to 4 percent (2005 rate) of the average of the individual’s ‘yield basis’ (rendementsgrondslag) at the beginning and end of the calendar year to the extent it exceeds a certain threshold. The fair market value of the American depositary share will be included in the individual’s yield basis.

Non-residents of the Netherlands.  A holder of a American depositary share who is neither resident nor deemed to be resident in the Netherlands nor has opted to be treated as a resident in the Netherlands who derives income from such American depositary share, or who realizes a gain on the disposal or redemption of the American depositary share will not be subject to Dutch taxation on income or capital gains, unless:

•	such holder carries on a business, or is deemed to carry on a business or part thereof, for example pursuant to a co-entitlement to the net value of an enterprise (medegerechtigde) through a permanent establishment or a permanent representative in the Netherlands to which the American depositary share is attributable; or

•	the holder is an individual, and such income or gain qualifies as income from miscellaneous activities in the Netherlands (resultaat uit overige werkzaamheden in Nederland), which include activities with respect to the American depositary share that exceed regular, active portfolio management (normaal, actief vermogensbeheer).

Taxation of gifts and inheritances

Residents of the Netherlands.  Generally, gift and inheritance tax will be due in the Netherlands in respect of the acquisition of a American depositary share by way of a gift by, or on the death of, a holder of a American depositary share who is a resident or deemed to be a resident of the Netherlands for the purposes of Dutch gift and inheritance tax at the date of the gift or his or her death. An individual of Dutch nationality is deemed to be a resident of the Netherlands for the purposes of Dutch gift and inheritance tax if he or she has been resided in the Netherlands at any time during the 10 years preceding the date of the gift or his or her death. An individual of any other nationality is deemed to be a resident of the Netherlands for the purposes of Dutch gift tax only if he or she has been resided in the Netherlands at any time during the 12 months preceding the date of the gift.

Non-residents of the Netherlands.  No gift or inheritance tax arises in the Netherlands on the transfer by way of gift or inheritance of a American depositary share, if the donor or deceased at the time of the gift is neither a resident nor a deemed resident of the Netherlands, unless:

•	at the time of the gift or death, a American depositary share can be attributed to a Dutch enterprise, which is an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in the Netherlands; or

•	the donor of a American depositary share dies within 180 days of making the gift, and at the time of death the holder is a resident or deemed resident of the Netherlands.

Value-added tax

No value-added tax will be due in the Netherlands in respect of payments made in consideration for the issue of the American depositary shares, whether in respect of payments of interest and principal or in respect of the transfer of an American depositary share.

Other taxes

There will be no registration tax, customs duty, stamp duty, real estate transfer tax or any other similar tax or duty due in the Netherlands in respect of or in connection with the mere issue, transfer, execution or delivery by legal proceedings of the American depositary shares or the performance of the ING Groep N.V.’s obligations under the relevant documents. Dutch capital contribution tax at a rate is due upon the issue of American depositary shares. The Dutch government has announced to abolish the Dutch capital contribution tax as of January 1, 2006.

Residency

A holder of a American depositary share will not become, and will not be deemed to be, resident in the Netherlands merely by virtue of holding such American depositary share or by virtue of the execution, performance, delivery and/or enforcement of any relevant documents.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan. A violation of these “prohibited transaction” rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in securities offered hereby might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

We and certain of our subsidiaries could be a party in interest or disqualified person with respect to an employee benefit plan. Special caution should be exercised in that event, before securities offered hereby are purchased by the plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of securities offered hereby from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

Because of the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of any securities offered hereby on behalf of or with “plan assets” of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of such securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in your prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase the securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in your prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Your prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against civil liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. These transactions may include overalloting the offering, creating a syndicate short position, and engaging in stabilizing transactions and purchases to cover positions created by short sales. Overallotment involves sales of the securities in excess of the principal amount or number of the securities to be purchased by the underwriters in the applicable offering, which creates a short position for the underwriters. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, ING Groep N.V. and its subsidiaries.

In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

ING Financial Markets LLC, an affiliate of ING Groep N.V., may participate as an underwriter in distribution of securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member, such as ING Financial Markets LLC, distributes an affiliated company’s securities. ING Financial Markets LLC has advised ING Groep N.V. that any offering in which ING Financial Markets LLC acts as an underwriter will comply with the applicable requirements of Rule 2720.

Should ING Financial Markets LLC participate in the distribution of securities issued pursuant to this prospectus, the underwriters will not confirm initial sales to accounts over which they exercise discretionary authority without the prior written approval of the customer.

The maximum compensation we pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

If so indicated in the prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Market-Making Resales by Affiliates

This prospectus may be used by ING Financial Markets LLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, ING Financial Markets LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, ING Financial Markets LLC may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. ING Financial Markets LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ING Groep N.V., may also engage in transactions of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

ING Groep N.V. does not expect to receive, directly, any proceeds from market-making transactions. ING Groep N.V. does not expect that ING Financial Markets LLC or any other affiliate that engages in these transactions will pay, directly, any proceeds from its market-making resales to ING Groep N.V., although ING Groep N.V. may indirectly, for instance through the payment of dividends, receive all or a portion of such proceeds.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless ING Groep N.V. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. We have been advised by ING Financial Markets LLC that it may make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither ING Financial Markets LLC nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

VALIDITY OF THE SECURITIES

De Brauw Blackstone Westbroek N.V., Amsterdam, The Netherlands, will pass on certain matters relating to the validity of the securities. Sullivan & Cromwell LLP New York, New York, our U.S. counsel, and Davis Polk & Wardwell, U.S. counsel for any Underwriters, will pass on certain other matters relating to the validity of the securities.

KPMG Meijburg & Co., Amsterdam, The Netherlands, will pass on certain Dutch tax matters for us.

Sullivan & Cromwell LLP and Davis Polk & Wardwell may rely upon De Brauw Blackstone Westbroek N.V., with respect to all matters of Dutch law.

EXPERTS

The Consolidated Financial Statements and schedules thereto of ING Groep N.V. in our Annual Report on Form 20-F for the year ended December 31, 2004 have been audited by Ernst & Young Accountants, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. The report of Ernst & Young Accountants is based in part on the report of KPMG Accountants N.V., independent registered public accounting firm, whose report, in turn, is based upon the report of Ernst & Young Reviseurs d’Entreprises S.C.C., independent registered public accounting firm. The reports of KPMG Accountants N.V. and Ernst & Young Reviseurs d’Entreprises S.C.C. are also included in our Annual Report on Form 20-F for the year ended December 31, 2004 and are incorporated herein by reference. The financial statements referred to above are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

NOTICES

All notices will be deemed to have been given upon the mailing by first class mail, postage prepaid, of those notices to holders of securities at their registered addresses as recorded in the register of holders of such securities.

$

ING Groep N.V.

       % ING Perpetual Hybrid Capital Securities

PROSPECTUS SUPPLEMENT

Citi
ING Financial Markets
Wachovia Securities

Merrill Lynch & Co.
Morgan Stanley
UBS Investment Bank

Banc of America Securities LLC
RBC Capital Markets

ABN AMRO Incorporated
A.G. Edwards
JPMorgan
Lehman Brothers

September   , 2007